UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c)or Rule 14a-12

LEXICON PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 17, 2017

TO OUR STOCKHOLDERS:
I am pleased to invite you to attend the 2017 annual meeting of stockholders of Lexicon Pharmaceuticals, Inc. to be held on Thursday, April 27, 2017 at 8:00 a.m. CDT at the offices of the company, 8800 Technology Forest Place, The Woodlands, Texas.
Your vote is important, regardless of the number of shares that you hold. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible, either electronically on the Internet, by telephone or by signing and returning the enclosed proxy card. Your proxy will not be used if you are present at the annual meeting and prefer to vote in person or if you revoke your proxy.
Thank you for your ongoing support of and continued interest in Lexicon Pharmaceuticals. We look forward to seeing you at the annual meeting.
Sincerely,

/s/ Lonnel Coats

Lonnel Coats
President and Chief Executive Officer

LEXICON PHARMACEUTICALS, INC.
8800 Technology Forest Place
The Woodlands, Texas 77381
(281) 863-3000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2017
TO OUR STOCKHOLDERS:
The annual meeting of stockholders of Lexicon Pharmaceuticals, Inc. will be held on Thursday, April 27, 2017 at 8:00 a.m. CDT at the offices of the company, 8800 Technology Forest Place, The Woodlands, Texas, to:

•	elect three Class II directors;
•approve our 2017 Equity Incentive Plan, amending and restating our existing Equity Incentive Plan;

•	approve our 2017 Non-Employee Directors’ Equity Incentive Plan, amending and restating our Non-Employee Directors’ Equity Incentive Plan;
•hold an advisory vote on the compensation paid to our named executive officers;

•	hold an advisory vote to determine the frequency of future advisory votes on the compensation paid to our named executive officers;

•	ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2017; and
•act on any other business that properly comes before the annual meeting.
You are entitled to vote at the annual meeting only if you are the record owner of shares of our common stock at the close of business on February 27, 2017.
It is important that your shares be represented at the annual meeting whether or not you plan to attend. Please cast your vote electronically on the Internet, by telephone or by signing and returning the enclosed proxy card as promptly as possible. If you are present at the annual meeting, and wish to do so, you may revoke the proxy and vote in person.

By order of the board of directors,
/s/ Brian T. Crum
Brian T. Crum
Secretary
The Woodlands, Texas
March 17, 2017

LEXICON PHARMACEUTICALS, INC.
8800 Technology Forest Place
The Woodlands, Texas 77381
(281) 863-3000

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 27, 2017
GENERAL INFORMATION
Purpose of this Proxy Statement
We have prepared this proxy statement to solicit proxies on behalf of our board of directors for use at our 2017 annual meeting of stockholders and any adjournment or postponement of such meeting.
Notice of Internet Availability of Proxy Materials
As permitted by rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, on or about March 17, 2017, we are mailing to our stockholders a notice containing instructions on how to access our proxy materials, including our proxy statement and annual report, and vote electronically over the Internet. The notice also provides instructions on how stockholders may request a paper copy of our proxy materials free of charge. Our proxy materials may be accessed by stockholders at any time after the date of mailing of the notice.
Date, Time and Place of Annual Meeting
The annual meeting will be held on Thursday, April 27, 2017 at 8:00 a.m. CDT at the offices of the company, 8800 Technology Forest Place, The Woodlands, Texas.
Matters to Be Considered at the Annual Meeting
At the annual meeting, our stockholders will be asked to consider and act upon the following matters:

•	the election of three Class II directors;

•	approve our 2017 Equity Incentive Plan, amending and restating our existing Equity Incentive Plan;

•	approve our 2017 Non-Employee Directors’ Equity Incentive Plan, amending and restating our Non-Employee Directors’ Equity Incentive Plan;

•	an advisory vote on the compensation paid to our named executive officers;

•	an advisory vote to determine the frequency of future advisory votes on the compensation paid to our named executive officers; and

•	a proposal to ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2017.
Our board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. Our bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our bylaws if they intend to present a proposal at any of our annual meetings.
Shares Entitled to Vote
You are entitled to vote at the annual meeting and at any postponement or adjournment thereof if you were the record owner of shares of our common stock as of the close of business on February 27, 2017, the record date for the annual meeting established by our board of directors. On the record date, 104,313,728 shares of our common stock were outstanding. If you were the record owner of shares of our common stock on the record date, you will be entitled to one vote for each share of stock that you own on each matter that is called to vote at the annual meeting or at any postponement or adjournment thereof.

Quorum
We must have a quorum to conduct any business at the annual meeting. This means that at least a majority of our outstanding shares eligible to vote at the annual meeting must be represented at the annual meeting, either in person or by proxy. Abstentions are counted for purposes of determining whether a quorum is present. In addition, shares held by intermediaries that are voted for at least one matter at the annual meeting will be counted as being present for purposes of determining a quorum for all matters. This is true even if the beneficial owner’s discretion has been withheld for voting on some or all other matters (commonly referred to as a “broker non-vote”).
Vote Necessary to Approve Proposals
Our Class II directors will be elected by a plurality vote. As a result, the three persons receiving the greatest number of votes will be elected to serve as our Class II directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors.
The approval of our 2017 Equity Incentive Plan and 2017 Non-Employee Directors’ Equity Incentive Plan will each require the affirmative vote of a majority of the votes cast with respect to such matters. Any abstention or broker non-vote with respect to such matters will not count as a vote for or against these proposals and will not be considered in calculating the number of votes necessary for their approval.
The approval on an advisory basis of the compensation paid to our named executive officers will require the affirmative vote of the majority of the votes cast with respect to such matter. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the compensation paid to our named executive officers and will not affect the outcome of the advisory vote.
The frequency of future advisory votes on the compensation paid to our named executive officers approved on an advisory basis by our stockholders will be determined by the option of once every one, two or three years receiving the greatest number of votes cast with respect to such matter. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for any of the three options for the frequency of future advisory votes on the compensation paid to our named executive officers and will not affect the outcome of the advisory vote.
The ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2017 will require the affirmative vote of a majority of the votes cast with respect to such matter. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2017 and will not affect the outcome of the proposal.
Any other business that may properly come before the annual meeting for a vote will require the affirmative vote of a majority of the votes cast with respect to such matter unless a greater vote is required by law or our charter or bylaws. Any abstention or broker non-vote with respect to any such matter will not count as a vote for or against the proposal and will not affect the outcome of the proposal.
How to Vote Your Shares
You may vote in person at the annual meeting or by proxy. To ensure that your shares are represented at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting in person. Even if you vote by proxy, if you wish, you can revoke your proxy and vote in person at the annual meeting. If you want to vote at the annual meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain from the intermediary either proof of your ownership of such shares as of February 27, 2017 or a proxy from such intermediary authorizing you to vote your shares at the meeting.
You may receive more than one proxy depending on how you hold your shares. If you hold your shares through an intermediary, such as a broker or bank, you may receive materials from them asking you how you want your shares to be voted at the annual meeting.
How to Vote by Proxy
By Internet or Telephone. You may vote electronically on the Internet or by telephone by following the instructions contained on the notice of Internet availability of our proxy materials. If you hold your shares through an intermediary, such as a broker or bank, please follow the voting instructions contained on the voting card used by the intermediary.

By Mail. If you request a paper copy of our proxy materials, you may vote by mail by completing, dating and signing the proxy card provided and mailing it in the pre-addressed envelope enclosed with the paper copy of our proxy materials.
How Your Proxy Will Be Voted
Giving us your proxy means that you are authorizing us to vote your shares at the annual meeting and at any adjournment or postponement thereof in the manner you direct. You may vote for or against the approval of our 2017 Equity Incentive Plan and 2017 Non-Employee Directors’ Equity Incentive Plan, for or against the approval on an advisory basis of the compensation paid to our named executive officers, to hold future advisory votes on the compensation paid to our named executive officers once every one, two or three years and for or against the ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2017, or abstain from voting on those proposals.
If any of our nominees for election as Class II directors become unavailable for any reason before the election, we may reduce the number of directors serving on our board of directors, or our board of directors may designate substitute nominees, as necessary. We have no reason to believe that any of our nominees for election as Class II directors will be unavailable. If our board of directors designates any substitute nominees, the persons receiving your proxy will vote your shares for such substitute(s) if they are instructed to do so by our board of directors or, in the absence of any such instructions, in accordance with their own best judgment.
If you vote by proxy but do not specify how you want your shares voted, your shares will be voted in favor of our nominees for election as Class II directors, in favor of the approval of our 2017 Equity Incentive Plan and 2017 Non-Employee Directors’ Equity Incentive Plan, in favor of the approval on an advisory basis of the compensation paid to our named executive officers, to hold future advisory votes on the compensation paid to our named executive officers every year and in favor of the ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2017.
If you vote by proxy and any additional business properly comes before the annual meeting, the persons receiving your proxy will vote your shares on those matters as instructed by our board of directors or, in the absence of any such instructions, in accordance with their own best judgment. As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.
How to Revoke Your Proxy
You may revoke your proxy at any time before your shares are voted by providing our corporate secretary with either a new proxy with a later date or a written notice of your desire to revoke your proxy at the following address:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attention: Corporate Secretary
You may also revoke your proxy at any time prior to your shares having been voted by attending the annual meeting in person and notifying the inspector of election of your desire to revoke your proxy. Your proxy will not automatically be revoked merely because you attend the annual meeting.
Inspector of Election
Broadridge Financial Solutions, Inc. will count votes and provide a representative who will serve as an inspector of election for the annual meeting.
List of Stockholders Entitled to Vote
A list of our stockholders entitled to vote at the annual meeting will be available for inspection at the annual meeting. The stockholder list will also be available for inspection for ten days prior to the annual meeting at our corporate offices located at 8800 Technology Forest Place, The Woodlands, Texas. Any inspection of this list at our offices will need to be conducted during ordinary business hours. If you wish to conduct an inspection of the stockholder list, we request that you please contact our corporate secretary before coming to our offices.
Solicitation of Proxies and Expenses
We are asking for your proxy on behalf of our board of directors. We will bear the entire cost of preparing, printing and soliciting proxies. We will send notices of Internet availability of proxy materials and, if requested, paper copies of our proxy materials to all of our stockholders of record as of the record date and to all intermediaries, such as brokers and banks, that held any of our shares on that date on behalf of others. These intermediaries will then forward the notices and, if requested, paper copies of our proxy materials to the beneficial owners of our shares, and we will reimburse them for their reasonable out-of-pocket expenses for forwarding such materials. Our directors, officers and employees may solicit proxies by mail, in person or by telephone or other electronic communication. Our directors, officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses they incur. No solicitation of proxies will be made by specially engaged employees or paid solicitors.
Householding
As permitted by rules adopted by the Securities and Exchange Commission, we are delivering a single notice of Internet availability of proxy materials, annual report and proxy statement, as applicable, to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless otherwise instructed by one or more of the stockholders. We will promptly deliver separate copies of these documents upon the written or oral request of any stockholder at a shared address to which a single copy of the documents were delivered.
If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please follow these instructions:

•
If your shares are registered in your own name, please contact our transfer agent, Computershare Inc., and inform them of your request by calling them at (877) 854-4583 or writing them at P.O. Box 30170, College Station, Texas 77842 or 211 Quality Circle, Suite 210, College Station, Texas 77845 for overnight correspondence.

•
If an intermediary, such as a broker or bank, holds your shares, please contact Broadridge and inform them of your request by calling them at (800) 542-1061 or writing them at Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Be sure to include your name, the name of your brokerage firm and your account number.

PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
Our board of directors, which currently has nine members, is divided or “classified” into three classes. Directors in each class are elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which they were elected. The current term of our Class II directors will expire at this annual meeting. The current terms of our Class III and Class I directors will expire at our 2018 and 2019 annual meetings of stockholders, respectively.
The board of directors has nominated and urges you to vote for the election of the individuals identified below, who have been nominated to serve as Class II directors until our 2020 annual meeting of stockholders or until their successors are duly elected and qualified. Each of these individuals is a member of our present board of directors. Your signed proxy will be voted for the nominees named below unless you specifically indicate on the proxy that you are withholding your vote.
Nominees for Class II Directors
The following individuals are nominated for election as Class II directors:

Name	Age	Position with the Company	Year First Became a Director
Samuel L. Barker, Ph.D.	74	Director (Class II)	2000
Christopher J. Sobecki	58	Director (Class II)	2007
Judith L. Swain, M.D.	68	Director (Class II)	2007

Samuel L. Barker, Ph.D. has been a director since March 2000 and served as chairman of our board of directors from 2005 to 2012. In 2001, Dr. Barker co-founded Clearview Projects, Inc., a provider of partnering and transaction services to biopharmaceutical companies, and served as its president and chief executive officer from 2003 to 2004. Dr. Barker served in a series of leadership positions at Bristol-Myers Squibb Company until his retirement in 1999. His positions at Bristol-Myers Squibb included service as executive vice president, Worldwide Franchise Management and Strategy during 1998; president, United States Pharmaceuticals from 1992 to 1997; and president, Bristol-Myers Squibb Intercontinental Commercial Operations from 1990 to 1992. Prior to 1990, Dr. Barker held executive positions in research and development, manufacturing, finance, business development and sales and marketing at Squibb Pharmaceuticals. Dr. Barker currently serves as a director of Cyclacel Pharmaceuticals, Inc. He previously served as a director of Cadence Pharmaceuticals, Inc. from 2006 until February 2014 when Cadence was acquired by Mallinckrodt Pharmaceuticals. Dr. Barker received his B.S. from Henderson State College, his M.S. from the University of Arkansas and his Ph.D. from Purdue University.
Dr. Barker provides us with the benefit of his extensive experience in a wide variety of disciplines within the pharmaceutical industry, including the development and commercialization of pharmaceutical products, the identification, evaluation and negotiation of collaborative agreements, and the management of pharmaceutical marketing and sales efforts, as well as his organizational and management skills developed while serving in his various leadership positions at Bristol-Myers Squibb and Clearview Projects.
Christopher J. Sobecki has been a director since August 2007 and is a managing director of The Invus Group, LLC, which he joined in 1989. Mr. Sobecki is currently a director of Weight Watchers International, Inc., as well as a number of private companies in which Invus has invested. He holds a B.S. in industrial engineering from Purdue University and an M.B.A. from Harvard University.
Mr. Sobecki provides us with the benefit of his diversified business and financial experience, including a particular expertise in risk assessment and business strategy development, and relationships in the financial community gained in his active participation in the identification, selection, negotiation and oversight of investments by The Invus Group and his service as a director of public and private companies. Mr. Sobecki is a designee of Invus, L.P. and Invus C.V. pursuant to our stockholders’ agreement with Invus described under the heading “Transactions with Related Persons - Arrangements with Invus.”
Judith L. Swain, M.D. has been a director since September 2007. Dr. Swain is a Visiting Professor of Medicine at the National University of Singapore and Chief Medical Officer of Physiowave, Inc. From 2006 to 2016, she was Executive Director of the Singapore Institute for Clinical Sciences (A*STAR). From 2005 to 2006, she was the dean for translational medicine at the University of California, San Diego. Dr. Swain served as chair of the Department of Medicine at Stanford University from 1997 to 2005, and previously served on the medical faculties of the University of Pennsylvania and Duke University. Dr. Swain is currently a director of Avacen, Inc. She has previously served in a number of national and international leadership roles and as a director or member of the scientific advisory boards for a number of biomedical technology companies and is co-founder of Synecor, LLC. Dr. Swain received her B.S. from the University of California, Los Angeles and her M.D. from the University of California, San Diego.

Dr. Swain provides us with the benefit of her extensive medical and scientific research experience gained in her more than 30 years as a practicing physician and research scientist, as well as her organizational and management skills developed in her numerous leadership positions with a variety of prominent research and academic institutions.
The Board of Directors recommends that stockholders vote “FOR” the foregoing nominees for election as Class II directors.
Current and Continuing Directors
The current directors of the Company are identified below:

Name	Age	Position with the Company
Raymond Debbane (3)	62	Chairman of the Board of Directors (Class I)
Philippe J. Amouyal (2)	58	Director (Class III)
Samuel L. Barker, Ph.D. (1) (2)	74	Director (Class II)
Lonnel Coats	52	President and Chief Executive Officer and Director (Class III)
Robert J. Lefkowitz, M.D. (3)	73	Director (Class I)
Alan S. Nies, M.D.	79	Director (Class I)
Frank P. Palantoni (1) (2)	59	Director (Class III)
Christopher J. Sobecki	58	Director (Class II)
Judith L. Swain, M.D. (1) (3)	68	Director (Class II)

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Corporate Governance Committee

Information regarding the business experience of Dr. Barker, Mr. Sobecki and Dr. Swain is set forth above under the heading “- Nominees for Class II Directors.”
Raymond Debbane has been a director since August 2007 and became chairman of our board of directors in February 2012. Mr. Debbane is president and chief executive officer of The Invus Group, LLC, which he founded in New York in 1985 as the exclusive investment advisor of Benelux-based Artal Group S.A. In 1999, Artal became the controlling shareholder of Weight Watchers International, Inc., for which Mr. Debbane serves as chairman of the board of directors. He also serves as a director of Blue Buffalo Pet Products, Inc. and as chairman or director of a number of private companies in which Invus and Artal Group S.A. have invested. Before founding The Invus Group, Mr. Debbane was a manager in the Paris office of The Boston Consulting Group, Inc., where he did consulting work for a number of major European and international companies. Mr. Debbane holds an M.B.A. from Stanford University, an M.S. in food science and technology from the University of California at Davis, and a B.S in agricultural sciences and agricultural engineering from American University of Beirut.
Mr. Debbane provides us with the benefit of his extensive financial markets and investment expertise gained in more than 25 years of leading the identification, selection, negotiation and oversight of a wide range of investments in his role as president and chief executive officer of The Invus Group, as well as his background in strategic consulting across a broad range of industries developed while with The Boston Consulting Group. Mr. Debbane is a designee of Invus, L.P. and Invus C.V. pursuant to our stockholders’ agreement with Invus described under the heading “Transactions with Related Persons - Arrangements with Invus.”
Philippe J. Amouyal has been a director since August 2007 and is a managing director of The Invus Group, LLC, a position he has held since 1999.  Previously, Mr. Amouyal was a vice president and director of The Boston Consulting Group, Inc. in Boston, Massachusetts, where he coordinated the global technology and electronics practice through most of the 1990s.  Mr. Amouyal is a director of Weight Watchers International, Inc. and Blue Buffalo Pet Products, Inc., as well as a number of private companies in which Invus has invested. He holds an M.S. in engineering and a DEA in management from Ecole Centrale de Paris and was a research fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology.
Mr. Amouyal provides us with the benefit of his broad business and financial experience, as well as his expertise in compensation and performance management and the assessment and prioritization of research and development projects, gained in his active participation in the identification, selection, negotiation and oversight of investments by The Invus Group and his consulting experience with The Boston Consulting Group. Mr. Amouyal is a designee of Invus, L.P. and Invus C.V. pursuant to our stockholders’ agreement with Invus described under the heading “Transactions with Related Persons - Arrangements with Invus.”

Lonnel Coats has been our president and chief executive officer and a director since July 2014. From 1996 through June 2014, Mr. Coats served in a series of leadership positions at Eisai Inc. and Eisai Corporation of North America, most recently as chief executive officer from 2010 to June 2014 and president and chief operating officer from 2004 to 2010. Prior to joining Eisai, Mr. Coats spent eight years with Janssen Pharmaceuticals, Inc., a division of Johnson & Johnson, where he held a variety of management and sales positions. Mr. Coats serves as a director of Blueprint Medicines Corporation and holds a B.P.A. from Oakland University.
Mr. Coats provides us with the benefit of his extensive experience in a wide variety of disciplines within the pharmaceutical industry, including the development and commercialization of pharmaceutical products, the management of pharmaceutical marketing and sales efforts and the planning and execution of strategic initiatives, as well as his organizational and management skills developed while serving in his various leadership positions at Eisai.
Robert J. Lefkowitz, M.D. has been a director since February 2001 and a consultant to our company since March 2003. Dr. Lefkowitz is the James B. Duke Professor of Medicine, professor of biochemistry and a Howard Hughes Medical Institute investigator at Duke University Medical Center, where he has served on the faculty since 1973. Dr. Lefkowitz is a member of the National Academy of Sciences and has received more than 50 major awards for his research, including the 2012 Nobel Prize in Chemistry, the Shaw Prize, the Albany Medical Center Prize and the 2007 National Medal of Science. Dr. Lefkowitz received his B.A. from Columbia University and his M.D. from Columbia University College of Physicians and Surgeons.
Dr. Lefkowitz provides us with the benefit of his medical expertise and his extensive experience in biological and pharmaceutical research, particularly with respect to the identification of drug targets and preclinical evaluation of drug candidates, gained in more than 40 years as a member of the faculty at Duke University Medical Center.
Alan S. Nies, M.D. has been a director since November 2003 and chairman of our medical advisory board since March 2003. From 1992 to his retirement in 2002, Dr. Nies served in a series of senior management positions at Merck & Co. Inc., including senior vice president, clinical sciences. Prior to joining Merck, Dr. Nies spent fifteen years as professor of medicine and pharmacology and head of the Division of Clinical Pharmacology at the University of Colorado Health Sciences Center. Dr. Nies holds a B.S. from Stanford University and an M.D. from Harvard Medical School.
Dr. Nies provides us with the benefit of his extensive clinical development experience, particularly with respect to the design, management and reporting of clinical trials, as well as his organizational and management skills developed while serving in his various leadership positions with Merck and the University of Colorado Health Sciences Center.
Frank P. Palantoni has been a director since November 2004. Mr. Palantoni is president of Palantoni & Partners LLC, an advisory firm for the consumer and health care industries. Mr. Palantoni served as president of the pet and animal health division of Central Garden & Pet Company from 2011 to 2013 and was a partner at P3 Capital Management LLC, an early stage consumer products equity fund, from 2006 to 2011. Mr. Palantoni served as chief operating officer and chief executive officer of Prestige Brands Holding, Inc. from 2005 to 2006. From 1998 to 2004, Mr. Palantoni held a variety of senior management positions with Novartis AG, including president and chief executive officer, worldwide of the Gerber Products Company, and chief executive officer for North American operations of the Consumer Health Division. Prior to joining Novartis, he held a series of senior management positions with The Danone Group. He holds a B.S. from Tufts University and an M.B.A. from Columbia University.
Mr. Palantoni provides us with the benefit of his extensive business operations experience, as well as his expertise in compensation and performance management and his broad business and management skills developed while serving in his various leadership positions in the consumer health products industry.
PROPOSAL NUMBER 2:
APPROVAL OF 2017 EQUITY INCENTIVE PLAN

We use stock options, restricted stock units and other stock awards as a part of our overall compensation program in order to align the long-term interests of our employees with those of our stockholders. These awards are made principally under our Equity Incentive Plan, the purpose of which is to secure and retain the services of employees, directors and consultants, and to provide them with incentives to exert maximum efforts for our success by giving them the opportunity through the granting of stock options, restricted stock units and other stock awards to benefit from increases in the value of our common stock.
The Equity Incentive Plan will terminate in accordance with its terms on February 27, 2019, and currently provides that no more than 10,000,000 shares of our common stock may be issued pursuant to stock awards granted under the plan, of which no more than 3,571,428 shares may be issued pursuant to awards other than stock options and stock appreciation rights. We are asking that stockholders approve an amendment and restatement of the Equity Incentive Plan (1) extending the term of the plan until the day before the tenth (10th) anniversary of the date the amended and restated plan is adopted by our board of directors or approved by our stockholders, (2) increasing the total number of shares that may be issued pursuant to stock awards granted under the plan to 15,000,000 shares, (3) eliminating the limit on the number of shares that may be issued pursuant to awards other than stock options and stock appreciation rights, (4) expanding the types of potential stock awards under the plan to include performance stock awards and (5) renaming the plan the 2017 Equity Incentive Plan, with the objective of maintaining the availability to our board of directors of this portion of our overall compensation program and providing our board of directors with greater flexibility in the types of awards available for grant. The proposed amendment and restatement of the Equity Incentive Plan was approved by our board of directors, subject to stockholder approval, on February 9, 2017.
The terms of the 2017 Equity Incentive Plan are summarized below and the complete text of the amended and restated plan is set forth in Appendix A to this proxy statement.
The Board of Directors recommends that stockholders vote “FOR” the approval of the 2017 Equity Incentive Plan, amending and restating the existing Equity Incentive Plan.
Administration of the Plan
The plan is administered by our board of directors, or a committee appointed by the board, which determines the recipients and types of awards to be granted, including the number of shares subject to the award and any relevant vesting schedules. The compensation committee of the board of directors presently administers the plan.

Awards under the Plan
The plan permits the following types of awards:

•	incentive stock options;

•	nonstatutory stock options;

•	stock bonus awards;

•	restricted stock awards;

•	restricted stock unit awards;

•	stock appreciation rights; and

•	performance stock awards.
Awards granted under the plan are evidenced by agreements that specify the terms and conditions under which they are granted. All awards granted under the plan are subject to the terms and conditions contained in the applicable agreement and the plan.
Eligibility
Awards other than incentive stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees. As of February 27, 2017, approximately 198 persons were eligible to participate in the plan, including approximately 168 employees, eight non-employee directors and 22 consultants.
Shares Subject to the Plan
The total number of shares of common stock that may be issued pursuant to awards under the plan shall not exceed in the aggregate 15,000,000 shares.
If any award expires, lapses, or is terminated or forfeited for any reason, the shares subject to that award will continue to be available for the grant of awards under the plan, provided that if shares are not delivered to the holder of an award because (1) the right to receive such shares is surrendered in a “net exercise” of a stock option or (2) such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of a stock option or stock appreciation right or the issuance of shares under a stock bonus award, restricted stock award, restricted stock unit award or performance stock award, the surrendered or withheld shares will not be available for subsequent issuance under the plan. Common stock issued as or on the exercise of awards under the plan may be either authorized and unissued shares or reacquired shares.
As of February 27, 2017, there were outstanding under the plan (1) stock options to purchase a total of 5,157,631 shares of our common stock, (2) no stock bonus awards, (3) no restricted stock awards, (4) restricted stock unit awards to receive a total of 1,289,671 shares of our common stock, (5) no stock appreciation rights and (6) no performance stock awards. On a pro forma basis to reflect the increase in the number of shares reserved for issuance under the plan, 6,190,483 shares remained available for issuance of new awards under the plan at that date. Since the founding of our company in 1995, a total of 2,362,215 shares of our common stock have been issued under the plan and its predecessors upon the grant, exercise or vesting of awards granted under the plan.
Stock Options
The stock options granted under the plan are evidenced by agreements that specify the number of shares of our common stock which may be purchased at a certain specified price and contain other terms and conditions, such as vesting and termination provisions. All stock options granted under the plan are subject to the terms and conditions contained in the applicable stock option agreement and the plan.
Expiration and Termination
The term of each stock option is stated in the applicable stock option agreement. In no event, however, may a stock option be exercised more than ten years after the date the option is granted. In the case of an incentive stock option granted to a 10% stockholder, the maximum term is five years from the date the option is granted.
Option Exercise Price
The exercise price of stock options granted under the plan is determined by the plan administrator at the time the stock option is granted. Stock options must have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant.
The fair market value of a share of common stock on a particular date is equal to the previous day’s closing sales price (or the closing bid price, if no sales were reported) of the common stock if the common stock is listed on any established stock exchange or traded on the Nasdaq Stock Market. If there is no regular public trading market for the common stock, the fair market value of the common stock is determined by the board of directors.
Consideration for Exercise of Options
The consideration to be paid for shares to be issued upon exercise of a stock option, including the method of payment, shall be determined by the administrator (and, in the case of an incentive stock option, shall be determined at the time of grant) and may consist entirely of (1) cash or (2), at the discretion of the board of directors, (a) by delivery of other common stock, (b) according to a deferred payment or other similar arrangement, (c) by means of a “net exercise” of the option, or (d) in any other form of legal consideration acceptable to the board.
Stock Bonus Awards and Restricted Stock Awards
The terms and provisions of stock bonus awards and restricted stock awards shall be as set forth in the grant instrument. A stock bonus may be awarded in consideration for past services actually rendered to the company. Shares awarded under a stock bonus or restricted stock award may, but need not be subject to a repurchase or forfeiture right on behalf of the company in accordance with a vesting schedule in the event the participant’s employment is terminated.
Restricted Stock Unit Awards and Stock Appreciation Rights
The terms and provisions of restricted stock unit awards and stock appreciation rights shall be as set forth in the grant instrument. The price of a common stock equivalent used as the basis from which appreciation is determined for purposes of a stock appreciation right shall be as the administrator shall determine, but not less than 100% of the fair market value on the date the stock appreciation right is granted. Restricted stock unit awards and the exercise value of a stock appreciation right may be paid in shares of common stock, cash, a combination of common stock and cash, or other consideration, as determined by the administrator and set forth in the grant instrument.
Performance Stock Awards
The terms and provisions of performance stock awards shall be as set forth in the grant instrument. Any type of award available under the plan may be designated as a performance stock award and subject to performance conditions based on business criteria or other measures of performance, with a performance period not to exceed ten years.

Other Provisions
Limits on Transfer of Awards
In general, plan participants may not sell, pledge, assign, transfer or otherwise dispose of any awards other than by will or the laws of descent or distribution and the plan participant alone may exercise his or her awards during his or her lifetime. Awards other than incentive stock options may be transferred only if permitted under the agreement that evidences the terms of the award.
Adjustments on Changes in Capital Structure or on Change of Control
If we effect a stock split, reverse stock split, stock dividend, redemption, combination, reclassification or other similar change affecting our capital stock, adjustments reflecting the change will be made in (1) the aggregate number of shares of common stock authorized for issuance under the plan; (2) the number of shares underlying each outstanding award; and (3) if applicable, the price per share of each award.
If a change in control transaction shall occur, the surviving or acquiring corporation shall assume all awards or provide a substitute similar award. If the surviving or acquiring corporation fails to so provide such assumption or substitution, then awards held by those participants whose employment has not been terminated will be accelerated in full and the awards will subsequently terminate if not exercised. Any other awards outstanding under the plan will terminate if not exercised (if applicable) prior to the event.
Amendment or Termination of the Plan
The board may at any time amend, alter, suspend or discontinue the plan, but no amendment, alteration, suspension or discontinuation which would impair a participant’s rights under any previous grant may be made without the consent of the participant.
Term of the Plan
No awards may be granted under the plan after the day before the tenth (10th) anniversary of the date the plan is adopted by our board of directors or approved by our stockholders, whichever is earlier.
United States Federal Income Tax Consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal tax consequences to the employee, director or consultant or to our company may result depending on considerations other than those described below.
Nonstatutory Stock Options
In general, optionholders will not recognize any taxable income at the time they are granted nonstatutory stock options. When an optionholder exercises a nonstatutory stock option, he or she will recognize ordinary income measured by the excess of the then fair market value of the shares over the exercise price and we will be entitled to a deduction for a corresponding amount. Different rules apply to options that have a “readily ascertainable fair market value,” as that phrase is defined in regulations promulgated under Section 83 of the Internal Revenue Code of 1986.
When an optionholder sells or otherwise disposes of shares that were acquired by exercising nonstatutory stock options, any amount that the optionholder receives in excess of the sum of (1) the exercise price of the shares as of the date of exercise and (2) the amount includable in income with respect to such option, if any, such sum being the optionholder’s “basis” in the shares, will, in general, be treated as a long‑term or short‑term capital gain, depending on the holding period of the shares. We are not entitled to any tax deduction in connection with an optionholder’s sale or disposition of the shares. If an optionholder receives less than his or her basis in the shares, the loss will, in general, be treated as a long‑term or short‑term capital loss, depending on the holding period of the shares.
Incentive Stock Options
Optionholders will not be taxed on the grant or exercise of an incentive stock option that qualifies under Section 422 of the Internal Revenue Code, unless an alternative minimum tax liability is triggered. When an optionholder sells or otherwise makes a taxable disposition of shares that he or she acquired by exercising an incentive stock option, the optionholder will recognize a capital gain on the excess of the amount realized on disposition over the exercise price of the incentive stock option, provided that the optionholder has not disposed of the shares until at least two years after the date the option was granted and one year after the date the optionholder exercised the option. Failure to comply with these holding requirements will result in ordinary income treatment for the gain. Unless the optionholder disposes of shares received on exercise of the incentive stock option before meeting the applicable holding period requirements, we will not be entitled to a deduction with respect to the grant or exercise of the incentive stock option.
In the event an optionholder makes a “disposition” of the shares received on exercise of an incentive stock option before meeting the two‑year or one‑year holding period requirements, the gain on the disposition, to the extent of the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price or (2) the excess of the amount realized on disposition over the exercise price, will be treated as ordinary income to the optionholder, and we will generally be entitled to a corresponding deduction. The balance of the gain, if any, realized on such a disposition will be treated as long‑term or short‑term capital gain, depending on the holding period of the shares. To the extent that an optionholder is entitled to capital gains treatment, we will not be entitled to a corresponding deduction for such gain. If the amount realized at the time of the disposition is less than the exercise price, the optionholder will not be required to treat any amount as ordinary income, provided the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long‑term or short‑term capital loss depending on the holding period of the shares.
Stock Bonus Awards
In general, if an individual receives a stock bonus award, he or she will be taxed on the fair market value of the shares on the date the shares are issued. We will be generally entitled to a deduction for a corresponding amount. When a stock bonus award is subject to forfeiture restrictions, an individual will not recognize any taxable income at the time he or she is granted the award, but upon the lapse of the restrictions applicable to such award, that person will recognize ordinary income equal to the fair market value of the shares on the date the restrictions on the award lapsed, and we will be entitled to a deduction for a corresponding amount. If, upon a taxable disposition of the shares, the stockholder receives more or less than his or her basis in the shares, the gain or loss will be a long‑term or short‑term capital gain or loss, depending on the holding period of the shares, measured from the date that the receipt of the shares was taxable to the stockholder.
Restricted Stock Awards
In general, an individual will not recognize any taxable income at the time he or she is granted an award of restricted stock, but upon the lapse of the restrictions applicable to such award, that person will recognize ordinary income equal to the fair market value of the shares on the date the restrictions on the award lapsed less the purchase price for such shares, and we will be entitled to a deduction for a corresponding amount. If the stockholder sells or otherwise disposes of such shares in a taxable disposition, the sale or disposition will be subject to the same treatment described above for a taxable disposition of shares acquired upon an exercise of a nonstatutory stock option.
Restricted Stock Unit Awards
In general, an individual will not recognize any taxable income at the time he or she is granted a restricted stock unit award. Upon settlement of a restricted stock unit award, the individual will recognize ordinary income equal to the fair market value of the cash or shares actually received by the individual. We will be generally entitled to a deduction for the corresponding amount.
Stock Appreciation Rights
In general, an individual will not recognize any taxable income at the time he or she is granted stock appreciation rights. Upon exercise of a stock appreciation right, the individual will recognize ordinary income equal to the fair market value of the cash or shares received by the individual upon exercise. We will be generally entitled to a deduction for the corresponding amount.
Performance Stock Awards
In general, the designation of any award as a performance stock award will not have any effect on the federal income tax consequences applicable to such award.
The foregoing summary does not constitute a definitive statement of the federal income tax effects of awards granted under the Plan.

New Plan Benefits Table
In February 2017, the compensation committee of our board of directors approved a mix of annual stock option and restricted stock unit awards under the plan to eligible executive officers and other employees, as described below under the heading “Executive and Director Compensation - Compensation Discussion and Analysis - Long-Term Stock-Based Incentive Awards.” The following table presents information regarding the number of annual stock options and the dollar value of annual restricted stock units awarded to the following individuals or groups of individuals in 2017:

•	each of the individuals listed in “Executive and Director Compensation - Summary Compensation Table for 2016”;

•	all current executive officers, as a group;

•	all current directors who are not executive officers, as a group; and

•	all non-executive officer employees, including all current officers who are not executive officers, as a group.
The compensation committee retains broad discretion over the granting and amount of awards under the plan. As a result, it is not possible to determine any additional benefits or amounts that will be received by any individual participant or group of participants in the future.

Name and Position	Number of Shares Underlying Stock Options	Dollar Value of Shares Underlying Restricted Stock Units (1)
Lonnel Coats	85,780	$309,738
President, Chief Executive Officer and Director

Jeffrey L. Wade, J.D.	44,770	$161,584
Executive Vice President, Corporate and Administrative Affairs and Chief Financial Officer

Pablo Lapuerta, M.D.	41,370	$149,310
Executive Vice President and Chief Medical Officer

Alan J. Main, Ph.D.	39,960	$144,256
Executive Vice President, CMC and Supply Operations

Praveen Tyle, Ph.D.	47,860	$172,702
Executive Vice President, Research and Development

Executive Group	313,060	$1,010,945

Non-Executive Director Group	___	$ ___

Non-Executive Officer Employee Group	371,070	$5,020,499
____________________

(1)	Based on the closing price of our common stock on the Nasdaq Global Select Market of $14.44 per share on February 8, 2017, the last trading day prior to the date of grant

PROPOSAL NUMBER 3:
APPROVAL OF 2017 NON-EMPLOYEE DIRECTORS' EQUITY INCENTIVE PLAN
We currently use stock option and restricted stock awards as a part of our overall compensation program in order to align the long-term interests of the non-employee members of our board of directors with those of our stockholders. These awards are made under our Non-Employee Directors’ Equity Incentive Plan, the purpose of which is to secure and retain the services of non-employee directors, and to provide them with incentives to exert maximum efforts for our success by giving them the opportunity through the granting of stock awards to benefit from increases in the value of our common stock.
The Non-Employee Directors’ Equity Incentive Plan will terminate in accordance with its terms on February 27, 2019. The Non-Employee Directors’ Equity Incentive Plan currently provides that no more than 357,142 shares of our common stock may be issued pursuant to stock awards granted under the plan and provides for initial grants to non-employee directors of 4,285 non-qualified stock options and annual grants to non-employee directors of 2,857 non-qualified stock options and restricted stock awards with a fair market value of $20,000, all of such awards being non-discretionary. We are asking that stockholders approve an amendment and restatement of the Non-Employee Directors’ Equity Incentive Plan (1) extending the term of the plan until the day before the tenth (10th) anniversary of the date the amended and restated plan is adopted by our board of directors or approved by our stockholders, (2) increasing the total number of shares of our common stock that may be issued pursuant to awards granted under the plan to 600,000 shares, (3) eliminating the non-discretionary stock awards under the plan and authorizing our board of directors, subject to the terms thereof, to grant and determine the terms applicable to stock awards thereunder in its discretion, (4) imposing an annual limit of $500,000 in aggregate grant date fair value of stock awards granted to any non-employee director thereunder during any calendar year, taken together with cash compensation paid to such non-employee director for service on our board of directors during such calendar year, (5) expanding the types of potential stock awards under the plan to include restricted stock units and (6) renaming the plan the 2017 Non-Employee Directors’ Equity Incentive Plan, with the objective of maintaining the availability to our board of directors of this portion of our overall non-employee director compensation program and providing our board of directors with more flexibility to ensure that this portion of our overall non-employee director compensation remains competitive in comparison to the compensation programs of our peer group companies. The proposed amendment and restatement of the Non-Employee Directors’ Equity Incentive Plan was approved by our board of directors, subject to stockholder approval, on February 9, 2017.
The terms of the 2017 Non-Employee Directors’ Equity Incentive Plan are summarized below and the complete text of the amended and restated plan is set forth in Appendix B to this proxy statement.
The Board of Directors recommends that stockholders vote “FOR” the approval of the 2017 Non-Employee Directors’ Equity Incentive Plan, amending and restating the existing Non-Employee Directors’ Equity Incentive Plan.
Administration of the Plan
The plan is administered by our board of directors, which oversees the grant of awards under the plan and determines the provisions of each award granted, including the types of award granted, the number of shares subject to such award and any relevant vesting schedules.
Awards under the Plan
The plan permits the following types of awards:

•	nonstatutory stock options;

•	restricted stock awards; and

•	restricted stock unit awards

Awards granted under the plan are evidenced by agreements or notices that specify the terms and conditions under which they are granted. All awards granted under the plan are subject to the terms and conditions contained in the applicable agreement or notice and the plan.
Eligibility
Awards are granted to non-employee directors under the plan. Eight of the nine members of our board of directors are currently eligible to participate in the plan.
Shares Subject to the Plan
The total number of shares of common stock that may be issued pursuant to awards under the plan shall not exceed in the aggregate 600,000 shares. Non-employee directors may not be granted awards under the plan with an aggregate grant date fair value of more than $500,000 during any calendar year, taken together with any cash fees paid to such non-employee director in compensation for service on our board of directors during such calendar year.

If any award expires, lapses, or is terminated or forfeited for any reason, the shares subject to that award will continue to be available for the grant of awards under the plan, provided that if shares are not delivered to the holder of an award because (1) the right to receive such shares is surrendered in a “net exercise” of a stock option or (2) such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of a stock option or the issuance of shares under a restricted stock or restricted stock unit award, the surrendered or withheld shares will not be available for subsequent issuance under the plan. Common stock issued as or on the exercise of awards under the plan may be either authorized and unissued shares or reacquired shares.
As of February 27, 2017, there were outstanding under the plan (1) stock options to purchase a total of 187,115 shares of our common stock and (2) no restricted stock or restricted stock unit awards. On a pro rata basis to reflect the increase in the number of shares reserved for issuance under the plan, 340,437 shares remained available for issuance of new awards under the plan at that date. Since the founding of our company in 1995, a total of 72,448 shares of our common stock have been issued under the plan and its predecessors upon the grant, exercise or vesting of awards granted under the plan.
Stock Options
Stock options granted under the plan are evidenced by agreements or notices that specify the number of shares of our common stock which may be purchased at a certain specified price and contain other terms and conditions, such as vesting and termination provisions. All stock options granted under the plan are subject to the terms and conditions contained in the applicable stock option agreement or notice and the plan.
Expiration and Termination
Stock options granted under the plan have a term of ten years from the date of grant, subject to earlier termination upon the occurrence of certain events. In no event, however, may a stock option be exercised more than ten years after the date the option is granted.
Option Exercise Price
Stock options awarded under the plan have an exercise price of 100% of the fair market value of our common stock on the date of grant. The fair market value of a share of common stock on a particular date is equal to the previous day’s closing sales price (or the closing bid price, if no sales were reported) of the common stock if the common stock is listed on any established stock exchange or traded on the Nasdaq Stock Market. If there is no regular public trading market for the common stock, the fair market value of the common stock is determined by our board of directors.
Consideration for Exercise of Options
The consideration to be paid for shares to be issued upon exercise of a stock option, including the method of payment, may be paid, to the extent permitted by law, in any combination of (1) cash, (2) delivery of other shares of our common stock, or (3) by “net exercise” of the stock option.
Restricted Stock Awards
The terms and provisions of restricted stock awards shall be as set forth in the grant instrument. Shares awarded under a restricted stock award may, but need not be subject to a repurchase or forfeiture right on behalf of the company in accordance with a vesting schedule or in the event the participant’s service to our company is terminated.
Restricted Stock Unit Awards
The terms and provisions of restricted stock unit awards shall be as set forth in the grant instrument. Restricted stock unit awards may be paid in shares of common stock, cash, a combination of common stock and cash, or other consideration, as determined by the board of directors.
Other Provisions
Limits on Transfer of Awards
In general, non-employee directors may not sell, pledge, assign, transfer or otherwise dispose of any awards other than (i) by will or the laws of descent or distribution, (ii) in certain circumstances, by instrument to an inter vivos or testamentary trust and (iii) by gift to a member of such non-employee director’s immediate family.
Adjustments on Changes in Capital Structure or on Change of Control
If we effect a stock split, reverse stock split, stock dividend, redemption, combination, reclassification or other similar change affecting our capital stock, adjustments reflecting the change will be made in (1) the aggregate number of shares of common stock authorized for issuance under the plan; (2) the number of shares underlying each outstanding award; and (3) if applicable, the exercise price per share subject to each outstanding stock award.
If a change in control transaction shall occur, the surviving or acquiring corporation shall assume all awards or provide or substitute similar awards. If the surviving or acquiring corporation refuses to so provide such assumption or substitution, then the vesting of awards granted under the plan will be accelerated in full and the awards will subsequently terminate if not exercised, as applicable.

If a change in control transaction shall occur and the surviving or acquiring corporation assumes the awards granted under the plan, but any non-employee director is not elected or appointed to the board of directors of the surviving or acquiring corporation, then the vesting of that non-employee director’s awards shall be accelerated by 18 months.
Amendment or Termination of the Plan
The board of directors may at any time amend, alter, suspend or discontinue the plan, but no amendment, alteration, suspension or discontinuation which would impair the rights of a non-employee director under any previous grant may be made without such non-employee director’s consent.
Term of the Plan
No stock awards may be granted under the plan after the day before the tenth (10th) anniversary of the date the plan is adopted by our board of directors or approved by our stockholders, whichever is earlier.
United States Federal Income Tax Consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal tax consequences to the non-employee director or to us may result depending on considerations other than those described below.
Nonstatutory Stock Options
In general, optionholders will not recognize any taxable income at the time they are granted a nonstatutory stock option. When an optionholder exercises a nonstatutory stock option, he or she will recognize ordinary income measured by the excess of the then fair market value of the shares over the exercise price and we will be entitled to a deduction for a corresponding amount. Different rules apply to options that have a “readily ascertainable fair market value,” as that phrase is defined in regulations promulgated under Section 83 of the Internal Revenue Code of 1986.
When an optionholder sells or otherwise disposes of shares that were acquired by exercising a nonstatutory stock option, any amount the optionholder receives in excess of the sum of (1) the exercise price of the shares as of the date of exercise and (2) the amount includable in income with respect to such option, if any, such sum being the optionholder’s “basis” in the shares, will, in general, be treated as a long term or short term capital gain, depending on the holding period of the shares. We are not entitled to any tax deduction in connection with an optionholder’s sale or disposition of the shares. If an optionholder receives less than his or her basis in the shares, the loss will, in general, be treated as a long term or short term capital loss, depending on the holding period of the shares.
Restricted Stock Awards
In general, an individual will not recognize any taxable income at the time he or she is granted an award of restricted stock, but upon the lapse of the restrictions applicable to such award, that person will recognize ordinary income equal to the fair market value of the shares on the date the restrictions on the award lapsed less the purchase price for such shares, and we will be entitled to a deduction for a corresponding amount. If the stockholder sells or otherwise disposes of such shares in a taxable disposition, the sale or disposition will be subject to the same treatment described above for a taxable disposition of shares acquired upon an exercise of a nonstatutory stock option.
Restricted Stock Unit Awards
In general, an individual will not recognize any taxable income at the time he or she is granted a restricted stock unit award. Upon settlement of a restricted stock unit award, the individual will recognize ordinary income equal to the fair market value of the cash or shares actually received by the individual. We will be generally entitled to a deduction for the corresponding amount.
The foregoing summary does not constitute a definitive statement of the federal income tax effects of awards granted under the plan.
New Plan Benefits Table
In February 2017, subject to the approval by our stockholders of the 2017 Non-Employee Directors’ Equity Incentive Plan, our board of directors approved a mix of annual stock option and restricted stock awards to be granted under the plan to our non-employee directors on the day following our 2017 annual meeting of stockholders. The following table presents information regarding the number of annual stock options and the dollar value of annual restricted stock awards to be granted to the following individuals or groups of individuals in 2017:

•	each of the individuals listed in “Executive and Director Compensation - Summary Compensation Table for 2016”;

•	all current executive officers, as a group;

•	all current directors who are not executive officers, as a group; and

•	all non-executive officer employees, including all current officers who are not executive officers, as a group.

Name and Position	Number of Shares Underlying Stock Options	Dollar Value of Shares Underlying Restricted Stock Awards
Lonnel Coats	___	$ ___
President, Chief Executive Officer and Director

Jeffrey L. Wade, J.D.	___	$ ___
Executive Vice President, Corporate and Administrative Affairs and Chief Financial Officer

Pablo Lapuerta, M.D.	___	$ ___
Executive Vice President and Chief Medical Officer

Alan J. Main, Ph.D.	___	$ ___
Executive Vice President, CMC and Supply Operations

Praveen Tyle, Ph.D.	___	$ ___
Executive Vice President, Research and Development

Executive Group	___	$ ___

Non-Executive Director Group	22,856	$ 160,000

Non-Executive Officer Employee Group	___	$ ___

PROPOSAL NUMBER 4:
ADVISORY VOTE ON COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS

Section 14A of the Securities and Exchange Act of 1934, as amended, requires that we provide our stockholders with an opportunity to vote, on a non-binding and advisory basis, on the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described below under “Executive and Director Compensation - Compensation Discussion and Analysis,” we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert maximum efforts for our success.
Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2017 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, 2016 Summary Compensation Table and the other compensation related tables and disclosure.”
As this vote is advisory, it will not be binding upon the board of directors or the compensation committee and neither the board of directors nor the compensation committee will be required to take any action as a result of the outcome of this vote. However, the compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies.

The Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.
PROPOSAL NUMBER 5:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with an opportunity to vote, on a non-binding and advisory basis, on the frequency of future advisory votes on the compensation paid to our named executive officers, as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Stockholders may cast votes indicating that they prefer we conduct future advisory votes on executive compensation once every one, two or three years, or abstain from casting a vote.
The Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for us, as it will permit our stockholders to provide direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement for our annual meeting of stockholders each year.
As this vote is advisory, it will not be binding upon the Board of Directors and the Board of Directors may decide that it is in the best interest of our stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders. However, the Board of Directors will carefully consider the outcome of this vote when considering the frequency of future advisory votes on executive compensation.
The Board of Directors recommends that stockholders vote for the option of every “1 YEAR” as the preferred frequency for future advisory votes on compensation paid to our named executive officers.
PROPOSAL NUMBER 6:
RATIFICATION AND APPROVAL OF INDEPENDENT AUDITORS
The board of directors has appointed the firm of Ernst & Young LLP as our independent auditors to make an examination of our accounts for the fiscal year ending December 31, 2017, subject to ratification by our stockholders. Representatives of Ernst & Young LLP, are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board of Directors recommends that stockholders vote “FOR” ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2017.
Compensation of Independent Auditors
The following table presents the estimated aggregate fees billed and to be billed by Ernst & Young LLP for services performed during our last two fiscal years.

	Years Ended December 31,
	2016	2015
Audit fees(1)	$421,100	$460,000
Audit-related fees(2)	30,000	29,600
Tax fees	—	—
All other fees	—	—
	$451,100	$489,600

(1)
“Audit fees” include professional services rendered for (i) the audit of our internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002, for the fiscal years ended December 31, 2015 and 2016, (ii) the audit of our annual financial statements for the fiscal years ended December 31, 2015 and 2016, (iii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years and (iv) the issuance of consents and other matters relating to registration statements filed by us.

(2)
“Audit-related fees” include assurance or related services reasonably related to our audit for the fiscal years ended December 31, 2015 and 2016. These fees related to the audit of the financial statements of our 401(k) plan.

The audit committee reviewed and approved all the fees described above. As part of its duties, the audit committee has determined that the provision by Ernst & Young LLP of the services described above is compatible with maintaining the auditors’ independence.
Audit Committee Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures requiring the pre-approval of all audit and non-audit services rendered by our independent auditors, either as part of the audit committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis before the independent auditors are engaged to provide each service. The audit committee’s pre-approval authority may be delegated to one or more of its members, but any pre-approval decision must be reported to the full audit committee at its next regularly scheduled meeting.
Audit Committee Report
The role of the audit committee is to assist the board of directors in its oversight of our financial reporting process. The audit committee reviews our internal accounting procedures and consults with, and reviews the services provided by, our independent auditors.
The management of our company is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In the performance of its oversight function, the audit committee has reviewed and discussed the audited financial statements with management. The committee has also discussed with our independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures and the letter from our independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent auditors’ communications with the audit committee concerning independence, as currently in effect, and has discussed with our independent auditors their independence.
Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to in the audit committee charter, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2016.
Audit Committee
Samuel L. Barker, Ph.D. (Chairman)
Frank P. Palantoni
Judith L. Swain, M.D.

The foregoing audit committee report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this audit committee report by reference, and shall not otherwise be deemed filed under such acts.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of our common stock as of February 27, 2017 by:

•	each of the individuals listed in “Executive and Director Compensation - Summary Compensation Table for 2016”;

•	each of our directors;

•	each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock; and

•	all current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission computing the number of shares beneficially owned by a person and the percentage ownership of that person. Shares of common stock underlying stock options held by that person that are currently exercisable or exercisable within 60 days of February 27, 2017 and restricted stock units held by that person that are scheduled to vest within 60 days of February 27, 2017 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person.
Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 104,313,728 shares of common stock outstanding on February 27, 2017. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Lexicon Pharmaceuticals, Inc., 8800 Technology Forest Place, The Woodlands, Texas 77381.

	Beneficial Ownership
	Number of Shares Beneficially Owned	Shares Issuable Pursuant to Options Exercisable or Restricted Stock Units Scheduled to Vest within 60 Days of February 23, 2015	Percentage Ownership
Invus, L.P., Invus Public Equities, L.P., Invus C.V. and Artal International S.C.A.(1)	61,839,191	─	59.3%
FMR LLC (2)	15,605,451	─	15.0%
UBS Group AG (3)	5,224,214	─	5.0%
Lonnel Coats	6,799	236,145	*
Jeffrey L. Wade, J.D.	39,393	400,362	*
Pablo Lapuerta, Ph.D.	15,766	207,297	*
Alan J. Main, Ph.D.	35,200	349,356	*
Praveen Tyle, Ph.D.	─	─	*
Raymond Debbane (4)	4,330,271	24,043	4.2%
Philippe J. Amouyal	9,057	24,043	*
Samuel L. Barker, Ph.D.	23,342	28,329	*
Robert J. Lefkowitz, M.D.	9,057	21,186	*
Alan S. Nies, M.D.	9,771	21,186	*
Frank P. Palantoni	9,057	21,186	*
Christopher J. Sobecki	9,199	24,043	*
Judith L. Swain, M.D.	9,057	24,043	*
All current directors and executive officers as a group (4) (15 persons)	4,521,915	1,499,442	5.7%

* Represents beneficial ownership of less than 1 percent.

(1)
Based upon a Schedule 13D/A filed with the SEC on November 26, 2014 and a Form 4 filed with the SEC on December 12, 2014, reflecting the beneficial ownership of our common stock by Invus, L.P., Invus Public Equities, L.P., Invus C.V., Artal International S.C.A. and related parties and adjusted to give effect to a one-for-seven reverse split of our common stock in May 2015. Invus, L.P. and related parties may be deemed to have sole investment and voting power with respect to 35,402,689 of such shares and shared voting power with respect to 793,327 of such shares. Invus Public Equities, L.P. and related parties may be deemed to have sole investment and shared voting power with respect to 793,327 of such shares. Invus C.V. and related parties may be deemed to have sole investment and voting power with respect to 4,321,214 of such shares. Artal International S.C.A. and related parties may be deemed to have sole investment and voting power with respect to 21,321,961 of such shares. The address for Invus, L.P. and Invus Public Equities, L.P. is Clarendon House, 2 Church Street, Hamilton HM II, Bermuda. The address for Invus C.V. is Marten Meesweg 25, Rotterdam 3068 AV, Netherlands. The address for Artal International S.C.A. is 10-12 avenue Pasteur, L-2310, Luxembourg, Luxembourg.

(2)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2017, reflecting the beneficial ownership of our common stock by FMR LLC and related parties. FMR LLC has sole investment power with respect to all of such shares and sole voting power with respect to 2,843,256 of such shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based upon a Schedule 13G/A filed with the SEC on January 20, 2017 and certain representations made to us by UBS Group AG. The number of shares beneficially owned by UBS Group AG includes an indeterminate number of shares issuable upon conversion of our 5.25% Convertible Senior Notes due 2021. UBS Group AG has shared investment power with respect to all of such shares and sole voting power with respect to 4,977,180 of such shares. UBS Group AG disclaims beneficial ownership of all of such shares. The address for UBS Group AG is Bahnhofstrasse 45, Zurich, Switzerland.

(4)	The number of shares beneficially owned by Mr. Debbane includes 4,321,214 shares beneficially owned by Invus C.V. and related parties. Mr. Debbane disclaims beneficial ownership of these shares.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all such forms that they file.
To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with in a timely manner.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents aggregate summary information as of December 31, 2016 regarding the common stock that may be issued upon exercise of options, warrants and rights under our Equity Incentive Plan and Non-Employee Directors’ Equity Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price per share of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	5,708,438	$11.2397	2,275,426
Equity compensation plans not approved by security holders	—	—	—
Total	5,708,438	$11.2397	2,275,426
_______________

(1)
Consists of shares of our common stock issuable upon the exercise of outstanding stock options or vesting of outstanding restricted stock units granted under our Equity Incentive Plan and Non-Employee Directors’ Equity Incentive Plan or remaining available for issuance under those plans.

(2)
Reflects only the weighted-average exercise price per share of outstanding stock options granted under our Equity Incentive Plan and Non-Employee Directors’ Equity Incentive Plan and excludes from such calculation 874,527 restricted stock units granted under our Equity Incentive Plan pursuant to which shares of our common stock may be issued for no additional consideration.

CORPORATE GOVERNANCE
Independence of the Board of Directors
After reviewing all relevant transactions and relationships involving each member of the board of directors (and his or her family), the board of directors has affirmatively determined that Raymond Debbane, Philippe J. Amouyal, Samuel L. Barker, Ph.D., Robert J. Lefkowitz, M.D., Alan S. Nies, M.D., Frank P. Palantoni, Christopher J. Sobecki and Judith L. Swain, M.D., which members constitute a majority of the board of directors, are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc.
In making such determinations, the board of directors considered our consulting agreements with Robert J. Lefkowitz, M.D., under which Dr. Lefkowitz serves as a consultant to us on matters relating to our drug discovery and development efforts, and with Alan S. Nies, M.D., under which Dr. Nies serves as chairman of our medical advisory board. With respect to Raymond Debbane, Philippe J. Amouyal and Christopher J. Sobecki, the board of directors also considered the percentage of our outstanding common stock owned by Invus and its affiliates.
Board Committees
Audit Committee. Our audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee our accounting and financial reporting processes and the audits of our financial statements. In that regard, the audit committee assists our board of directors in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements. The audit committee operates pursuant to a charter that was last amended and restated by the board of directors on February 7, 2013, a copy of which appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.”
The current members of our audit committee are Samuel L. Barker, Ph.D. (chair), Frank P. Palantoni and Judith L. Swain, M.D. The board of directors, in its business judgment, has determined that Dr. Barker, Mr. Palantoni and Dr. Swain are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. The board of directors, in its business judgment, has also determined that Samuel L. Barker, Ph.D. is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee. Our compensation committee has been established to oversee the compensation of our employees, including our chief executive officer and other officers. The compensation committee also has responsibility for the evaluation and approval of all compensation plans, policies and programs, including the issuance of stock options, restricted stock units and other awards under our Equity Incentive Plan. The compensation committee operates pursuant to a charter that was last amended and restated by the board of directors on February 7, 2013, a copy of which appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.”
The compensation committee may delegate any of its authority to subcommittees consisting of one or more compensation committee members, with all subcommittee decisions being presented to the full compensation committee at its next scheduled meeting. The compensation committee did not delegate any such authority with respect to 2016 compensation matters.
The compensation committee may retain compensation consultants, legal counsel or other advisors when it deems appropriate to assist in its evaluation of executive compensation. The compensation committee has engaged Hay Group, Inc. as an independent compensation consultant as described under the heading “Executive and Director Compensation - Compensation Discussion and Analysis.”
The compensation committee meets in connection with most regularly scheduled meetings of the board of directors, and holds meetings after the commencement of each year specifically devoted to evaluating corporate and individual performance during the prior year and making compensation decisions on such basis. In preparation for such decisions, our president and chief executive officer generally reviews the performance of officers other than himself and, in consultation with the compensation committee and at its direction, makes certain recommendations to the compensation committee relating to their compensation. The compensation committee reviews such recommendations and makes changes to such recommendations as it deems appropriate. All executive compensation determinations are made by the compensation committee in the absence of management.
The current members of our compensation committee are Mr. Palantoni (chair), Philippe J. Amouyal and Samuel L. Barker, Ph.D. The board of directors, in its business judgment, has determined that Mr. Palantoni, Mr. Amouyal and Dr. Barker are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. In making such determinations, the board of directors considered the matters relating to Mr. Amouyal described under the heading “Corporate Governance - Independence of the Board of Directors.”

Corporate Governance Committee. Our corporate governance committee has been established to oversee all aspects of our corporate governance functions. In that regard, the corporate governance committee makes recommendations to the board of directors regarding the identification, evaluation and selection of candidates to serve on the board of directors, the composition of board committees and the development of other corporate governance functions. The corporate governance committee operates pursuant to a charter that was last amended and restated by the board of directors on February 7, 2013, a copy of which appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.”
The corporate governance committee has not established any specific minimum qualifications for membership on our board of directors. Rather, the committee will generally consider all relevant factors, which may include independence, experience, diversity, leadership qualities and strength of character. As the corporate governance committee does not uniquely consider diversity relative to the other factors, the committee has not established a policy with regard to the consideration of diversity in identifying potential director candidates. The corporate governance committee uses its available network of contacts when compiling a list of potential director candidates and may also engage outside consultants when appropriate. The committee also considers potential director candidates recommended by stockholders and other parties and all potential director candidates are evaluated based on the above criteria. Because the corporate governance committee makes no distinction in its evaluation of candidates based on whether such candidates are recommended by stockholders or other parties, no formal policy or procedure has been established for the consideration of director candidates recommended by stockholders.
Any stockholder wishing to propose a potential director candidate may submit a recommendation in writing within the time frame specified in our bylaws. All such communications should be sent to 8800 Technology Forest Place, The Woodlands, Texas 77381, Attn: Corporate Governance Committee. Submissions should include the full name of the proposed candidate and a detailed description of the candidate’s qualifications, business experience and other relevant biographical information.
The current members of our corporate governance committee are Raymond Debbane (chair), Robert J. Lefkowitz, M.D. and Judith L. Swain, M.D. The board of directors, in its business judgment, has determined that Mr. Debbane, Dr. Lefkowitz and Dr. Swain are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. In making such determinations, the board of directors considered the matters relating to Mr. Debbane and Dr. Lefkowitz described under the heading “Corporate Governance - Independence of the Board of Directors.”
Board Leadership Structure and Role in Risk Oversight
The current leadership structure of our board of directors reflects a separation of the roles of chairman and principal executive officer. This leadership structure is intended to provide our board of directors with an appropriate level of independence from management and encourage a high degree of autonomy within our board of directors.
Our board of directors administers its risk oversight responsibilities by evaluating the material risks, including operational risks and liquidity risks, facing our company or inherent in our corporate strategy. This is accomplished through regular discussions with management and by reference to the independent understanding and knowledge of many such risks possessed by members of our board of directors. Our board of directors regularly reviews the viability and prudence of our corporate strategy in light of the evolving nature of such risks and makes adjustments to that strategy when appropriate. Our board of directors oversees management’s implementation of our corporate strategy, remains alert for excessive risk-taking in such implementation and provides timely input to management regarding any critical risk issues. The efforts of our board of directors to oversee any risks relating to our financial reporting or internal accounting procedures are supplemented by the regular interactions of our audit committee with the individuals with day-to-day responsibilities for such functions.
Board and Committee Meetings and Attendance in 2016
The board of directors met six times in 2016 and took certain additional actions by unanimous written consent. In 2016, the audit committee met five times, the compensation committee met three times and took certain additional actions by unanimous written consent, and the corporate governance committee met two times. During 2016, none of our incumbent directors attended fewer than 75 percent of the aggregate number of meetings of the board of directors and committees during the period served.
It is our policy to encourage the members of our board of directors to attend all annual meetings of stockholders. Eight of the nine members of our board of directors attended our 2016 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, the text of which appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.” We intend to disclose on our website the nature of any amendment to or waiver from our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions within four business days following the date of such amendment or waiver. In the case of any such waiver, including an implicit waiver, we also intend to disclose the name of the person to whom the waiver was granted and the date of the waiver. To date, we have not granted any waivers under our code of business conduct and ethics.
Corporate Governance Guidelines
We have adopted corporate governance guidelines, including, among other things, guidelines with respect to the structure of our board of directors, director selection and qualifications, and non-employee director compensation. The text of our corporate governance guidelines appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.”
Stockholder Communications with the Board of Directors
We believe that our stockholders are currently provided a reasonable means to communicate with our board of directors and individual directors. As a result, our board of directors has not established a formal process for stockholders to send communications to the board of directors or individual directors. However, the corporate governance committee will consider, from time to time, whether adoption of a formal process for such stockholder communications has become necessary or appropriate. Stockholders may send communications to the board of directors or individual directors by mail at 8800 Technology Forest Place, The Woodlands, Texas 77381, Attn: Board of Directors or any individual director.
Compensation Committee Interlocks and Insider Participation
During 2016, Frank P. Palantoni, Philippe J. Amouyal and Samuel L. Barker, Ph.D. served as members of the compensation committee of our board of directors. Mr. Amouyal is a designee of Invus pursuant to our stockholders’ agreement with Invus, L.P. described under the heading “Transactions with Related Persons - Arrangements with Invus.” During 2016, none of our executive officers served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served as a member of our board of directors or compensation committee.
TRANSACTIONS WITH RELATED PERSONS
Arrangements with Invus
In June 2007, we entered into a securities purchase agreement with Invus, L.P., under which Invus, L.P. made an initial investment in our common stock in August 2007. Invus, L.P. and its affiliates have subsequently made additional investments in our common stock and currently own approximately 59.3% of our outstanding common stock.
Board of Directors. Concurrently with the execution of the securities purchase agreement, we entered into a stockholders’ agreement with Invus, L.P. under which Invus, L.P. and Invus C.V., which we collectively refer to as Invus, have the right to designate a number of directors equal to the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates, rounded up to the nearest whole number of directors. Invus has designated three of the nine current members of our board of directors. While Invus has not presently exercised its director designation rights in full, it may exercise them at any time in the future in its sole discretion. To facilitate the exercise of such rights, we have agreed, upon written request from Invus, to take all necessary steps in accordance with our obligations under the stockholders’ agreement to (1) increase the number of directors to the number specified by Invus (which number shall be no greater than reasonably necessary for the exercise of Invus’ director designation rights under the stockholders’ agreement) and (2) cause the appointment to the newly created directorships of directors so designated by Invus pursuant to its rights under the stockholders’ agreement.
Invus also has the right to require proportionate representation of Invus-appointed directors on the audit, compensation and corporate governance committees of our board of directors, subject to certain restrictions. Invus-designated directors currently serve as one of the three members of each of the compensation committee and corporate governance committee of our board of directors. No Invus-designated directors currently serve on the audit committee of our board of directors.
The provisions of the stockholders’ agreement relating to Invus’ rights to designate members of our board of directors and its audit, compensation and corporate governance committees will terminate if the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates falls below 10%. Invus also has the right to terminate these provisions at any time in its discretion.
Preemptive Rights. Invus has preemptive rights under the stockholders’ agreement to participate in future equity issuances by us, subject to certain exceptions, so as to maintain its then-current percentage ownership of our capital stock. Subject to certain limitations, Invus will be required to exercise its preemptive rights in advance with respect to certain marketed offerings, in which case it will be obligated to buy its pro rata share of the number of shares being offered in such marketed offering, including any overallotment (or such lesser amount specified in its exercise of such rights), so long as the sale of the shares were priced within a range within 10% above or below the market price on the date we notified Invus of the offering and we met certain other conditions.
The provisions of the stockholders’ agreement relating to preemptive rights will terminate on the earlier to occur of August 28, 2017 and the date on which the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates falls below 10%.
Consent Rights. Invus is entitled to certain consent rights under the stockholders’ agreement, including with respect to (a) the creation or issuance of any new class or series of shares of our capital stock (or securities convertible into or exercisable for shares of our capital stock) having rights, preferences or privileges senior to or on parity with our common stock, (b) any amendment to our certificate of incorporation or bylaws, or amendment to the certificate of incorporation or bylaws of any of our subsidiaries, in a manner adversely affecting Invus’ rights under the securities purchase agreement and the related agreements, (c) the repurchase, retirement, redemption or other acquisition of our or our subsidiaries’ capital stock (or securities convertible into or exercisable for shares of our or our subsidiaries’ capital stock), (d) any increase in the size of our board of directors to more than 12 members and (e) the adoption or proposed adoption of any stockholders’ rights plan, “poison pill” or other similar plan or agreement, unless Invus is exempt from the provisions of such plan or agreement.
The provisions of the stockholders’ agreement relating to those consent rights will terminate on the earlier to occur of August 28, 2017 and the date on which Invus and its affiliates hold less than 15% of the total number of outstanding shares of our common stock.
Registration Rights. Concurrently with the execution of the securities purchase agreement, we also entered into a registration rights agreement with Invus, L.P., pursuant to which Invus and its affiliates have certain demand and piggyback registration rights with respect to shares of our common stock held by them.
Related Party Transaction Policies
We have adopted written policies and procedures for the review, approval and ratification of interested transactions with related parties. Subject to certain exceptions provided in Item 404(a) of Regulation S-K, an “interested transaction” means any transaction, arrangement or relationship in which we are a participant and the amount involved will or may be expected to exceed $120,000 in any calendar year, and in which any related party has or will have a direct or indirect material interest. A “related party” means (a) any executive officer, director, nominee for election as a director or any person beneficially owning five percent or more of our common stock and (b) any immediate family member of such parties.
All interested transactions are subject to the review and approval of our audit committee and if advance audit committee approval is not feasible, then the interested transaction will be considered for ratification at the audit committee’s next regularly scheduled meeting. In determining whether to approve or ratify any interested transaction, the audit committee will consider, among other factors it may deem appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances and the extent of the related party’s interest in the transaction. No director participates in any discussion or approval of an interested transaction for which he or she is a related party. On at least an annual basis, the audit committee reviews and assesses any ongoing interested transactions to ensure that the transaction remains appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
We have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. All compensation decisions are made by our compensation committee pursuant to authority delegated by our board of directors. The annual compensation package for executive and other officers typically consists primarily of three elements:

•	a base salary, which reflects the responsibilities relating to the position and individual performance;

•	variable annual cash bonus awards, determined relative to pre-established bonus targets expressed as a percentage of base salary; and

•	long-term stock-based incentive awards, designed to provide a continuing proprietary interest in our success.
We generally seek to set targeted total cash compensation, consisting of base salaries and annual cash bonus award targets, and total direct compensation, consisting of targeted total cash compensation and long-term stock-based incentive awards, at or near the median of a peer group of biopharmaceutical companies if such compensation level is justified by company performance, individual performance and prevailing financial conditions.
In determining peer group compensation, we use available data from a comprehensive survey of the compensation practices of several hundred companies in the biopharmaceutical industry. We expand on this survey data with reviews of the publicly-disclosed compensation practices of a group of biopharmaceutical companies selected for comparison purposes based on one or more factors, including market capitalization, revenues and stage of development.
For compensation decisions made in February 2014, this group of companies consisted of:

Acadia Pharmaceuticals Inc.	ImmunoGen, Inc.	Neurocrine Biosciences, Inc.
Aegerion Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.	NPS Pharmaceuticals, Inc.
Arena Pharmaceuticals, Inc.	Intercept Pharmaceuticals, Inc.	Puma Biotechnology, Inc.
Array Biopharma Inc.	InterMune, Inc.	Synageva BioPharma Corp.
Clovis Oncology, Inc.	Ironwood Pharmaceuticals, Inc.	Tesaro, Inc.
Exelixis, Inc.	MannKind Corporation	Vivus, Inc.
Idenix Pharmaceuticals, Inc.
For compensation decisions made in February 2015, this group of companies consisted of:

Acceleron Pharma Inc.	Idenix Pharmaceuticals Inc.	OncoMed Pharmaceuticals, Inc.
Anacor Pharmaceuticals, Inc.	ImmunoGen, Inc.	Orexigen Therapeutics, Inc.
Arena Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.	Portola Pharmaceuticals, Inc.
Ariad Pharmaceuticals, Inc.	Insmed Incorporated	Raptor Pharmaceuticals Corp.
Array Biopharma Inc.	Intercept Pharmaceuticals, Inc.	Receptos, Inc.
Avanir Pharmaceuticals, Inc.	InterMune, Inc.	Sangamo BioSciences, Inc.
Dyax Corp.	Ironwood Pharmaceuticals, Inc.	Sarepta Therapeutics, Inc.
Dynavax Technologies Corporation	Keryx Biopharmaceuticals, Inc.	Synergy Pharmaceuticals Inc.
Exelixis, Inc.	MacroGenics, Inc.	Tesaro, Inc.
Galena Biopharma, Inc.	Merrimack Pharmaceuticals, Inc.	Vivus, Inc.
Geron Corporation	Neurocrine Biosciences, Inc.
Halozyme Therapeutics, Inc.	NewLink Genetics Corporation

For compensation decisions made in February 2016, this group of companies consisted of:

Acceleron Pharma Inc.	Exelixis, Inc.	Orexigen Therapeutics, Inc.
Anacor Pharmaceuticals, Inc.	Keryx Biopharmaceuticals, Inc.	Portola Pharmaceuticals, Inc.
Arena Pharmaceuticals, Inc.	MacroGenics, Inc.	Sangamo BioSciences, Inc.
Array Biopharma Inc.	OncoMed Pharmaceuticals, Inc.	Sarepta Therapeutics, Inc.
Dynavax Technologies Corporation
For compensation decisions made in February 2017, this group of companies consisted of:

Acceleron Pharma Inc.	Clovis Oncology, Inc.	MacroGenics, Inc.
Anacor Pharmaceuticals, Inc.	Corcept Therapeutics Incorporated	Neurocrine Biosciences, Inc.
Ariad Pharmaceuticals, Inc.	Exelixis, Inc.	Portola Pharmaceuticals, Inc.
Array Biopharma Inc.	Halozyme Therapeutics, Inc.	Sarepta Therapeutics, Inc.
Avanir Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc.
The peer group of biopharmaceutical companies for which we obtained survey data and the additional groups of companies listed above do not necessarily coincide with the companies comprising the Nasdaq Biotechnology Index. Although we acknowledge the inherent limitations in comparing our compensation practices with the compensation practices of these companies, we believe that these comparisons are useful and important points of reference in making compensation determinations.
In making compensation determinations and reviewing comparative data, the compensation committee reviews total direct compensation in its totality, assigning dollar values to each of the elements of such compensation, including base salary, annual cash bonus award targets and long-term stock-based incentive awards. The committee generally allocates a greater percentage of total direct compensation to long-term stock-based incentive awards in acknowledgment of the unique challenges present in the biopharmaceutical industry and in order to reinforce the alignment of interests between our executive and other officers and our stockholders.
In determining the level and composition of compensation of each of our executive and other officers, we take into account various qualitative and quantitative indicators of corporate and individual performance. In evaluating the performance of management, the compensation committee takes into consideration such factors as our efforts and preparations for regulatory approval and commercial launch of our drug candidates, the progress exhibited by our drug candidates in human clinical trials, the number and quality of drug candidates in clinical trials, the number and quality of preclinical drug candidates, the value and scope of strategic collaborations and alliances with leading pharmaceutical companies, and the ability to otherwise finance our operations from external sources. In addition, the compensation committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.
The compensation committee generally makes executive compensation determinations in February of each year, taking into account both company and individual performance over the preceding year, as well as prevailing financial conditions. The compensation committee meets at least once in advance of the meeting in which executive compensation determinations are actually made to discuss considerations relating to those determinations.
The compensation committee may also retain compensation consultants, legal counsel or other advisors when it deems appropriate to assist in its evaluation of executive compensation. In May 2015, the compensation committee engaged Hay Group, Inc. as an independent compensation consultant to assess the market competitiveness of our executive compensation and provide the compensation committee with recommendations based on such assessment. At the compensation committee’s request, Hay Group produced and reviewed market executive compensation data, conducted interviews of certain officers, participated in certain compensation committee meetings, and prepared an assessment of and recommendations with respect to our executive compensation. In May 2015, the committee assessed the independence of Hay Group and concluded that no conflict of interest exists that would prevent Hay Group from providing the services performed for the compensation committee under such engagement. The compensation committee did not engage any other consultants with respect to 2016 compensation matters.
We received a favorable advisory vote on the compensation of our named executive officers at our 2016 annual meeting of stockholders, with over 90% of the votes cast with respect to such matter voting in favor of such compensation. The compensation committee believes those voting results affirm our stockholders’ support of our approach to executive compensation and did not make any material changes to its approach. The compensation committee will continue to consider the outcome of our advisory votes on executive compensation when making future decisions with respect to the compensation paid to our named executive officers.

Corporate and Individual Performance Criteria
February 2014 Compensation Determinations
In February 2014, the compensation committee made determinations regarding 2013 cash bonus awards and 2014 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2013:

•
the completion of a clinical trial of sotagliflozin in type 2 diabetes patients with renal impairment, with positive results, and the progression of enrollment for a Phase 2 clinical trial of sotagliflozin in type 1 diabetes patients;

•
the progression of enrollment for a pivotal Phase 3 clinical trial of a second drug candidate, telotristat ethyl, in patients with carcinoid syndrome and the completion of a Phase 2 clinical trial of telotristat ethyl in patients with ulcerative colitis;

•	the completion of a Phase 2 clinical trial of a third drug candidate, LX1033, in patients with irritable bowel syndrome;

•	our progress relative to our objectives in advancing our other drug discovery and development programs; and

•	our performance relative to our objectives for financial performance, specifically relating to year-end cash and investments and business development.
The committee’s compensation determinations in February 2014 reflected its assessment that our objectives relating to our drug discovery and development programs and financial performance were largely unachieved. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were largely unachieved.
The committee’s determinations for our named executive officers were based entirely upon its determination of achievement of the year’s corporate goals.
February 2015 Compensation Determinations
In February 2015, the compensation committee made determinations regarding 2014 cash bonus awards and 2015 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2014:

•
the completion of a Phase 2 clinical trial of sotagliflozin in patients with type 1 diabetes, with positive results, and the progression of preparations for pivotal Phase 3 clinical trials of sotagliflozin in patients with type 1 diabetes;

•	the progression of enrollment for a pivotal Phase 3 clinical trial of telotristat ethyl in patients with carcinoid syndrome;

•	our entry into a strategic partnership with Ipsen Pharma SAS for the commercialization of telotristat ethyl outside of the United States, Canada and Japan;

•	our progress relative to our objectives in advancing our other nonclinical drug development programs; and

•	our performance relative to our objectives for financial performance, specifically relating to year-end cash and investments and business development.
The committee’s compensation determinations in February 2015 reflected its assessment that we largely achieved our objectives relating to our drug development programs and partially achieved our objectives relating to our financial performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were largely achieved.
For named executive officers other than Mr. Coats, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each named executive officer towards the achievement of the year’s corporate goals, together with Mr. Coats’ and the committee’s independent assessment of each named executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Mr. Coats had no individual goals for 2014 apart from the corporate goals.
The committee’s determinations for Mr. Coats were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership, as well as the terms of Mr. Coats’ offer letter. For other named executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each named executive officer’s individual goals. In the case of Mr. Wade, the compensation committee took into account his contributions toward our financial management and our business development and alliance management activities, including our strategic collaboration with Ipsen, as well as his strategic and operational leadership. In the case of Dr. Lapuerta, the compensation committee took into account his contributions toward the progress in our drug development programs and commercialization preparations, as well as his strategic and operational leadership and participation in business development activities. In the case of Dr. Main, the compensation committee took into account his contributions toward the progress in our drug discovery programs and commercialization preparations, as well as his strategic and operational leadership and participation in business development activities.
February 2016 Compensation Determinations
In February 2016, the compensation committee made determinations regarding 2015 cash bonus awards and 2016 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2015:

•	our entry into a strategic partnership with Sanofi for the worldwide development and commercialization of sotagliflozin;

•	the expansion of our strategic partnership with Ipsen Pharma SAS for the commercialization of telotristat ethyl in Canada;

•	the completion of a pivotal Phase 3 clinical trial and a second companion Phase 3 clinical trial of telotristat ethyl in patients with carcinoid syndrome, with positive results;

•	our progress relative to our objectives in preparing for the filing of a new drug application and the commercial launch of telotristat ethyl in the United States;

•	the initiation of and progression of enrollment for Phase 3 clinical trials of sotagliflozin in patients with type 1 diabetes;

•	our progress relative to our objectives in advancing our other nonclinical drug development programs; and

•	our performance relative to our objectives for financial performance, specifically relating to year-end cash and investments and management of our financial resources.
The committee’s compensation determinations in February 2016 reflected its assessment that we largely achieved our objectives relating to our drug development programs and achieved our objectives relating to our financial performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were achieved.
For named executive officers other than Mr. Coats, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each named executive officer towards the achievement of the year’s corporate goals, together with Mr. Coats’ and the committee’s independent assessment of each named executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Mr. Coats had no individual goals for 2015 apart from the corporate goals.
The committee’s determinations for Mr. Coats were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership. For other named executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each named executive officer’s individual goals. In the case of Mr. Wade, the compensation committee took into account his contributions toward the establishment of our strategic collaboration with Sanofi, our financial management and our other business development and alliance management activities, as well as his strategic and operational leadership. In the case of Dr. Lapuerta, the compensation committee took into account his contributions toward the progress in our drug development programs, with favorable results in two Phase 3 clinical trials of telotristat ethyl, and commercialization preparations, as well as his strategic and operational leadership and participation in business development activities. In the case of Dr. Main, the compensation committee took into account his contributions toward the progress in our preclinical development programs and commercialization preparations, as well as his strategic and operational leadership and participation in business development activities.

February 2017 Compensation Determinations
In February 2017, the compensation committee made determinations regarding 2016 cash bonus awards and 2017 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2016:

•
our announcement of positive top-line results from two pivotal Phase 3 clinical trials and the completion of enrollment in a third Phase 3 clinical trial of sotagliflozin in patients with type 1 diabetes;

•	the completion of two additional Phase 2 clinical trials of sotagliflozin in patients with type 1 diabetes;

•	our filing of a new drug application for telotristat ethyl and the acceptance and granting of priority review of such new drug application by the United States Food and Drug Administration;

•	our progress relative to our objectives in preparing for the commercial launch of telotristat ethyl in the United States;

•	our progress relative to our objectives in advancing our other preclinical drug development programs; and

•	our performance relative to our objectives for financial performance and business development, specifically relating to year-end cash and investments and management of our financial resources.
The committee’s compensation determinations in February 2017 reflected its assessment that we largely achieved our objectives relating to our drug development programs and achieved our objectives relating to our financial performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were achieved.
For named executive officers other than Mr. Coats, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each named executive officer towards the achievement of the year’s corporate goals, together with Mr. Coats’ and the committee’s independent assessment of each named executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Mr. Coats had no individual goals for 2016 apart from the corporate goals.
The committee’s determinations for Mr. Coats were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership. For other named executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each named executive officer’s individual goals. In the case of Mr. Wade, the compensation committee took into account his contributions toward the establishment of our financial management and our other business development and alliance management activities, as well as his strategic and operational leadership. In the case of Dr. Lapuerta, the compensation committee took into account his contributions toward the filing of a new drug application and commercialization preparations for telotristat ethyl, as well as his strategic and operational leadership. In the case of Dr. Main, the compensation committee took into account his contributions toward the progress in our preclinical development programs and commercialization preparations, as well as his strategic and operational leadership. In the case of Dr. Tyle, the compensation committee took into account his contributions toward the progress in our clinical and preclinical development programs, as well as his strategic and operational leadership.
Compensation Elements
Base Salary
Base salary of executive and other officers is established through negotiation between the company and the officer at the time he or she is hired, and then subsequently adjusted when the officer’s base compensation is subject to review or reconsideration. While we have entered into employment agreements with certain of our executive officers, these agreements provide that base salaries after the initial year will be reviewed and determined by the compensation committee. When establishing base salary levels for executive and other officers, the compensation committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with us for business, scientific and executive talents. When considering increases to base salary levels for officers, which typically occurs each February, we consider corporate and individual performance in addition to the foregoing factors. No pre-determined weights are given to any one of these factors.
In February 2014, we left base salaries unchanged from the previous year for each of our named executive officers. In February 2015, February 2016 and February 2017, we increased base salaries for each of our named executive officers. The base salaries of our named executive officers are generally competitive with those paid by our peer group companies, with most falling near the median for such peer group companies. In establishing base salaries for 2014, 2015, 2016 and 2017, we considered the competitiveness of our cash compensation arrangements for executive officers and our cash position and needs for the applicable year.
Cash Bonus Awards
In addition to base salary, we may award variable annual cash bonus awards to executive and other officers with reference to certain predefined corporate and personal performance goals. These performance goals include those discussed generally above, as well as strategic and operational goals for the company as a whole. We typically consider the award of cash bonuses each February relating to performance for the preceding year. For each of our officers, the compensation committee establishes a bonus target, expressed as a percentage of base salary, which is used to determine the cash bonus amount, assuming that corporate and individual goals are fully achieved. The compensation committee retains broad discretion over the amount and payment of such awards and is not bound by any pre-determined agreement, formula or other standard with respect to such decisions.
In determining the cash bonus awards paid in February 2015 with respect to 2014 performance, the compensation committee included the relevant factors described above under “- Corporate and Individual Performance Criteria - February 2015 Compensation Determinations” in its evaluation of corporate and individual performance. After taking into account these factors, the compensation committee determined that our objectives for the year had been largely achieved, and awarded bonuses for 2014 performance to our named executive officers in amounts reflecting such level of achievement.
In determining the cash bonus awards paid in February 2016 with respect to 2015 performance, the compensation committee included the relevant factors described above under “- Corporate and Individual Performance Criteria - February 2016 Compensation Determinations” in its evaluation of corporate and individual performance. After taking into account these factors, the compensation committee determined that our objectives for the year had been achieved, and awarded bonuses for 2015 performance to our named executive officers in amounts reflecting such level of achievement.
In determining the cash bonus awards paid in February 2017 with respect to 2016 performance, the compensation committee included the relevant factors described above under “- Corporate and Individual Performance Criteria - February 2017 Compensation Determinations” in its evaluation of corporate and individual performance. After taking into account these factors, the compensation committee determined that our objectives for the year had been achieved, and awarded bonuses for 2016 performance to our named executive officers in amounts reflecting such level of achievement.
Long-Term Stock-Based Incentive Awards
All of our employees, including our named executive officers, are eligible to receive long-term stock-based incentive awards under our Equity Incentive Plan as a means of providing such individuals with a continuing proprietary interest in our success. These grants are typically awarded each February and align the interests of our employees and our stockholders by providing significant incentives for our employees to achieve and maintain high levels of performance. Our Equity Incentive Plan enhances our ability to attract and retain the services of qualified individuals. Factors considered in determining whether, in what form and in what amounts such awards are granted to an employee include the employee’s position, his or her performance and responsibilities, the amount of stock options, restricted stock units and other stock awards currently held by the employee, the vesting schedules of any such stock options, restricted stock units and stock awards and the employee’s other compensation. While we do not adhere to any firmly established formulas or schedules for the issuance of long-term stock-based incentive awards, we take into account, in making award decisions, the total direct compensation objectives described above. In addition, we will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years.
In February 2014, 2015, 2016 and 2017, the compensation committee approved a mix of annual stock option grants and restricted stock unit awards under our Equity Incentive Plan to eligible employees, with stock options comprising a larger portion of such mix for executive and other officers. In making such grants, the compensation committee considered corporate and individual performance in the prior year, total direct compensation objectives for individual officers, and information regarding stock incentive award grants made by other companies in the biotechnology industry.
Summary Compensation Table for 2016
The following table presents summary information regarding the compensation of each of Lonnel Coats, our principal executive officer, Jeffrey L. Wade, our principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2016. We have entered into employment arrangements with certain of our named executive officers, the material terms of each of which are described below.
Based on the summary compensation information provided below, “Salary” accounted for approximately 29.3%, 31.9% and 30.0% of the total compensation paid to our named executive officers in 2016, 2015 and 2014, respectively, and “Bonus”

accounted for approximately 15.6%, 17.4% and 10.3% of the total compensation paid to our named executive officers for 2016, 2015 and 2014, respectively.

Name and Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)		Total
Lonnel Coats	2016	$597,568	$444,675	$275,192	$850,441	$6,770		$2,174,646
President, Chief Executive	2015	$561,835	$439,912	$270,021	$826,945	$720		$2,099,433
Officer and Director	2014	$266,901	$165,006	$—	$1,099,223	$300		$1,531,430

Jeffrey L. Wade	2016	$416,783	$182,393	$147,436	$455,790	$11,202		$1,213,604
Executive Vice President,	2015	$401,227	$238,108	$144,710	$443,181	$7,205		$1,234,431
Corporate and Administrative	2014	$393,000	$141,480	$141,040	$432,763	$7,066		$1,115,349
Affairs and Chief Financial
Officer

Pablo Lapuerta, M.D.	2016	$385,949	$144,400	$138,662	$428,547	$11,158		$1,108,716
Executive Vice President	2015	$377,963	$125,606	$113,386	$347,237	$7,172		$971,364
and Chief Medical Officer	2014	$375,000	$70,350	$135,880	$416,930	$7,040		$1,005,200

Alan J. Main, Ph.D.	2016	$369,245	$138,030	$133,988	$413,975	$11,140		$1,066,378
Executive Vice President, CMC	2015	$360,967	$121,344	$131,360	$402,294	$7,152		$1,023,117
and Supply Operations	2014	$357,000	$99,960	$129,000	$395,820	$7,014		$988,794

Praveen Tyle, Ph.D.	2016	$278,509	$182,500	$—	$942,900	$26,373	(4)	$1,430,282
Executive Vice President,
Research and Development

(1)
Reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock awards granted in 2016, 2015 and 2014, in each case based on the market price of our common stock on the date of grant, calculated in accordance with the process for determination of fair market value under our Equity Incentive Plan.

(2)
Reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock options granted in 2016, 2015 and 2014. See the information appearing under the heading entitled “Stock-Based Compensation” in footnote 2 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2016 for certain assumptions made in the valuation of such stock options.

(3)
Includes the following amounts in respect of company matching contributions under our 401(k) plan and company-paid premiums for group term life insurance. The company-paid life insurance premiums reflect payments for group term life policies maintained for the benefit of all employees.

	Year	Company 401(k) Matching Contribution	Company-Paid Group Term Life Insurance Premiums
Lonnel Coats	2016	$6,050	$720
	2015	$—	$720
	2014	$—	$300

Jeffrey L. Wade	2016	$10,600	$602
	2015	$6,625	$580
	2014	$6,500	$566

Pablo Lapuerta, M.D.	2016	$10,600	$558
	2015	$6,625	$547
	2014	$6,500	$540

Alan J. Main, Ph.D.	2016	$10,600	$540
	2015	$6,625	$527
	2014	$6,500	$514

Praveen Tyle, Ph.D.	2016	$—	$378

(4)	Includes $25,995 in relocation expenses paid to Dr. Tyle.
Employment Arrangements
Lonnel Coats. In July 2014, we entered into an offer letter with Lonnel Coats to serve as our president and chief executive officer. Under the offer letter, Mr. Coats receives a base salary, currently $623,150 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Mr. Coats of 70% of his base salary, subject to adjustment. The offer letter provides for certain severance payments upon the termination of Mr. Coats’ employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Jeffrey L. Wade. In December 1998, we entered into an employment agreement with Jeffrey L. Wade to serve as our senior vice president and chief financial officer starting in January 1999. Mr. Wade was named executive vice president and general counsel in February 2000, executive vice president, corporate development and chief financial officer in May 2010 and executive vice president, corporate and administrative affairs and chief financial officer in February 2015. Under the agreement, Mr. Wade receives a base salary, currently $430,454 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Mr. Wade of 40% of his base salary, subject to adjustment. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides for certain severance payments upon the termination of Mr. Wade’s employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Pablo Lapuerta, M.D. In March 2011, we entered into an offer letter with Pablo Lapuerta, M.D. to serve as our senior vice president, clinical development and chief medical officer. Dr. Lapuerta was named executive vice president, clinical development and chief medical officer in February 2013, executive vice president, safety, pharmacovigilance and medical affairs and chief medical officer in August 2014 and executive vice president and chief medical officer in February 2015. Under the offer letter, Dr. Lapuerta receives a base salary, currently $397,751 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Dr. Lapuerta of 35% of his base salary, subject to adjustment. The offer letter provides for certain severance payments upon the termination of Dr. Lapuerta’s employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Alan J. Main, Ph.D. In July 2001, we entered into an employment agreement with Alan J. Main, Ph.D., to serve as our senior vice president, Lexicon Pharmaceuticals. Dr. Main was named executive vice president of pharmaceutical research in February 2007 and executive vice president, CMC and supply operations in February 2015. Under the agreement, Dr. Main receives a base salary, currently $384,256 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Dr. Main of 35% of his base salary, subject to adjustment. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides for certain severance payments upon the termination of Dr. Main’s employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Praveen Tyle, Ph.D. In March 2016, we entered into an offer letter with Praveen Tyle, Ph.D. to serve as our executive vice president, research and development. Under the offer letter, Dr. Tyle receives a base salary, currently $460,125 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The compensation committee has established a current bonus target for Dr. Tyle of 40% of his base salary, subject to adjustment. The offer letter provides for certain severance payments upon the termination of Dr. Tyle’s employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
Grants of Plan-Based Awards in 2016
The following table presents each grant of restricted stock units and stock options in 2016 to the individuals named in the summary compensation table.

Name	Grant Date	Number of Restricted Stock Units	Number of Securities Underlying Options	Exercise Price of Option Awards	Closing Market Price on the Grant Date of Option Awards	Grant Date Fair Value of Stock and Option Awards
Lonnel Coats	2/11/2016	33,560				$275,192
	2/11/2016		134,230	$8.20	$8.38	$850,441

Jeffrey L. Wade	2/11/2016	17,980				$147,436
	2/11/2016		71,940	$8.20	$8.38	$455,790

Pablo Lapuerta, M.D.	2/11/2016	16,910				$138,662
	2/11/2016		67,640	$8.20	$8.38	$428,547

Alan J. Main, Ph.D.	2/11/2016	16,340				$133,988
	2/11/2016		65,340	$8.20	$8.38	$413,975

Praveen Tyle, Ph.D.	5/16/2016		100,000	$12.24	$12.69	$942,900

Each of the restricted stock units in the foregoing table was granted under our Equity Incentive Plan. Each restricted stock unit vested with respect to 25% of the shares underlying the restricted stock unit on February 28, 2017 and with respect to an additional 25% of the shares underlying the restricted stock unit on February 28 of each of the three following years. Each restricted stock unit becomes fully vested upon the termination of the named executive officer’s employment by us without cause or by the named executive officer for good reason following a change in control of our company.
Each of the stock options in the foregoing table was granted under our Equity Incentive Plan and expires on the tenth anniversary of the grant date. Each option vests with respect to 25% of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter. Each option becomes fully vested with respect to all remaining unvested shares upon a change in control of our company. In accordance with the process for determination of fair market value under the plan, the exercise price for each stock option is equal to the closing price of our common stock, as quoted on the Nasdaq Global Select Market, on the last trading day prior to the grant date. The exercise price for each stock option may be paid in cash or in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.
Outstanding Equity Awards at December 31, 2016
The following table presents information about unexercised stock options and unvested restricted stock units that were held by each of the individuals listed in the summary compensation table as of December 31, 2016.

	Option Awards				Stock Awards
					Number of	Market Value
					Restricted	of Restricted
	Number of Securities		Option	Option	Stock Units	Stock Units
	Underlying Unexercised Options		Exercise	Expiration	That Have	That Have
	Exercisable	Unexercisable (1)	Price	Date	Not Vested (2)	Not Vested (3)
Lonnel Coats	73,678	48,250	$11.76	7/7/2024
	79,473	93,898	$6.23	2/5/2025
	___	134,230	$8.20	2/11/2026
					32,507	$449,572
					33,560	$464,135

Jeffrey L. Wade	17,142	___	$27.58	2/13/2017
	28,571	___	$14.49	2/7/2018
	53,571	___	$10.15	2/12/2019
	53,570	___	$13.30	2/15/2020
	14,285	___	$10.64	5/17/2020
	42,857	___	$12.67	2/23/2021
	44,570	___	$12.60	2/15/2022
	37,246	1,610	$14.63	2/8/2023
	33,197	13,659	$12.04	2/6/2024
	42,591	50,323	$6.23	2/5/2025
	___	71,940	$8.20	2/11/2026
					2,429	$33,593
					5,857	$81,002
					17,421	$240,932
					17,980	$248,663

Pablo Lapuerta, M.D.	28,571	___	$12.04	3/23/2021
	29,714	___	$12.60	2/15/2022
	38,341	1,658	$14.63	2/8/2023
	31,982	13,160	$12.04	2/6/2024
	33,371	39,428	$6.23	2/5/2025
	___	67,640	$8.20	2/11/2026
					2,500	$34,575
					5,643	$78,043
					13,650	$188,780

	Option Awards				Stock Awards
					Number of	Market Value
					Restricted	of Restricted
	Number of Securities		Option	Option	Stock Units	Stock Units
	Underlying Unexercised Options		Exercise	Expiration	That Have	That Have
	Exercisable	Unexercisable (1)	Price	Date	Not Vested (2)	Not Vested (3)
					16,910	$233,865

Alan J. Main, Ph.D.	14,285	___	$27.58	2/13/2017
	28,570	___	$14.49	2/7/2018
	46,427	___	$10.15	2/12/2019
	46,428	___	$13.30	2/15/2020
	37,142	___	$12.67	2/23/2021
	39,999	___	$12.60	2/15/2022
	36,150	1,563	$14.63	2/8/2023
	30,363	12,493	$12.04	2/6/2024
	38,662	45,680	$6.23	2/5/2025
	___	65,340	$8.20	2/11/2026
					2,357	$32,597
					5,357	$74,087
					15,814	$218,708
					16,340	$225,982

Praveen Tyle, Ph.D.	___	100,000	$12.24	5/16/2026
______________________

(1)	Each stock option vests with respect to 25% of the shares underlying the stock option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.

(2)	Each restricted stock unit vests with respect to 25% of the shares underlying the restricted stock unit on February 28 of each of the four years following the year of grant.

(3)	Based on the closing price of our common stock on the Nasdaq Global Select Market of $13.83 per share on December 31, 2016.
Option Exercises and Stock Vested in 2016
The following table presents information about stock option exercises and the vesting of restricted stock units in 2016 for each of the individuals listed in the summary compensation table. Amounts shown under the columns “Value Realized on Exercise” and “Value Realized on Vesting” are based on the market price of our common stock on the date of exercise or vesting, as applicable, calculated in accordance with the process for determination of fair market value under our Equity Incentive Plan, without taking into account any taxes that may be payable in connection with the exercise or vesting event, subsequent sale of shares or any shares retained by us in satisfaction of any withholding obligations relating to such taxes.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Lonnel Coats	—	$—	10,835	$98,273
Jeffrey L. Wade	—	$—	13,949	$126,517
Pablo Lapuerta, M.D.	—	$—	11,728	$106,373
Alan J. Main, Ph.D.	—	$—	12,807	$116,159
Praveen Tyle, Ph.D.	—	$—	—	$—

(1)	Based on the closing price of our common stock on the Nasdaq Global Select Market of $9.07 per share on February 27, 2016, the last trading day prior to the date of vesting.
Potential Payments upon Termination or Change in Control
Offer Letters
Lonnel Coats. Our offer letter with Mr. Coats provides that if we terminate his employment without “cause,” we would pay Mr. Coats his then-current salary for twelve months pursuant to our normal payroll procedures. If such termination is in connection with a “change in control,” we will pay Mr. Coats an additional one-time payment equal to his bonus target for the year of termination.
Pablo Lapuerta, M.D. Our offer letter with Dr. Lapuerta provides that if we terminate his employment without “cause,” we would pay Dr. Lapuerta his then-current salary for six months pursuant to our normal payroll procedures. Such payments would be extended to twelve months if Dr. Lapuerta’s employment were terminated without “cause” in connection with a “change in control.”
Praveen Tyle, Ph.D. Our offer letter with Dr. Tyle provides that if we terminate his employment without “cause,” we would pay Dr. Tyle his then-current salary for six months pursuant to our normal payroll procedures. Such payments would be extended to twelve months if Dr. Tyle’s employment were terminated without “cause” in connection with a “change in control.”
Under each of our offer letters with Mr. Coats, Dr. Lapuerta and Dr. Tyle, “cause” means any of the following:

•	the individual having engaged in intentional misconduct causing our material violation of any state or federal laws;

•	the individual having engaged in a theft of corporate funds or corporate assets or in a material act of fraud upon us;

•	an act of personal dishonesty taken by the individual that was intended to result in personal enrichment of the individual at our expense; or

•	the individual’s conviction of a felony.
Under each of our offer letters with Mr. Coats, Dr. Lapuerta and Dr. Tyle, a “change in control” shall have occurred upon any of the following events:

•	any person becomes the beneficial owner of securities representing 50% or more of the combined voting power of our outstanding voting securities;

•
the approval by our stockholders of a reorganization, merger, or consolidation pursuant to which our stockholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the surviving entity’s outstanding voting securities in substantially the same proportions as prior to such reorganization, merger or consolidation; or

•	our liquidation or dissolution or the sale of all or substantially all of our assets.
Under our offer letters with Mr. Coats and Dr. Tyle, a “change in control” shall not occur solely as a result of the majority ownership of our outstanding voting securities by Invus, L.P. or any future reduction in the percentage of our outstanding voting securities owned by Invus, L.P. below a majority level.
Employment Agreements
Jeffrey L. Wade. Our employment agreement with Mr. Wade provides that if we terminate his employment without “cause” or if Mr. Wade terminates his employment for “good reason,” we will pay Mr. Wade his then-current salary for twelve months pursuant to our normal payroll procedures, plus an additional single sum payment equal to 50% of his target bonus for the year in which the termination occurred, provided that if such termination occurs within 120 days following a reduction in his salary, the salary continuation payments shall be based on Mr. Wade’s salary prior to such reduction. If his employment is terminated at the end of any renewal term through notice of non-renewal, we will pay Mr. Wade his then-current salary for six months pursuant to our normal payroll procedures.
Alan J. Main, Ph.D. Our employment agreement with Dr. Main provides that if we terminate his employment without “cause” or if Dr. Main terminates his employment for “good reason,” we will pay Dr. Main his then-current salary for twelve months pursuant to our normal payroll procedures, plus an additional single sum payment equal to 50% of his target bonus for the year in which the termination occurred. If his employment is terminated at the end of any renewal term through notice of non-renewal, we will pay Dr. Main his then-current salary for six months pursuant to our normal payroll procedures.
Under each of our employment agreements with Mr. Wade and Dr. Main, “cause” means any of the following:

•	the individual having engaged in intentional misconduct causing our material violation of any state or federal laws;

•	the individual having engaged in a theft of corporate funds or corporate assets or in a material act of fraud upon us;

•	an act of personal dishonesty taken by the individual that was intended to result in personal enrichment of the individual at our expense;

•	the individual’s final conviction in a court of competent jurisdiction of a felony; or

•
a breach by the individual during his or her employment of the conflict of interest, confidential information and non-competition covenants under the agreement, if such breach results in a material injury to our company.

Under each of our employment agreements with Mr. Wade and Dr. Main, “good reason” means any of the following, without the individual’s prior written consent:

•	any material diminution in the individual’s base compensation, followed by the individual terminating his employment for “good reason” within 120 days after receiving notice of such diminution;

•
any material diminution in the individual’s authority, duties or responsibilities, followed by the individual terminating his employment for “good reason” within 120 days after receiving notice of such diminution; or

•	any material breach by our company of the agreement, followed by the individual terminating his employment for “good reason” within 120 days after receiving notice of such breach.
Stock Option Agreements
Our stock option agreements with the individuals named in the summary compensation table provide that all remaining unvested stock options shall become fully vested upon a change in control of our company. Under the stock option agreements, a “change in control” shall have occurred upon any of the following events:

•	any person other than Invus, L.P. and its affiliates becomes the beneficial owner of securities representing 35% or more of the combined voting power of our outstanding voting securities;

•
the approval by our stockholders of a reorganization, merger, or consolidation pursuant to which our stockholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the surviving entity’s outstanding voting securities in substantially the same proportions as prior to such reorganization, merger or consolidation;

•	our liquidation or dissolution or the sale of all or substantially all of our assets;

•	the election by our stockholders of any person to our board of directors who has not been nominated for election by a majority of the board of directors or any duly appointed committee thereof;

•
following the election or removal of directors, a majority of the board of directors consists of individuals who were not members of the board of directors two years before such election or removal, unless the election of such individuals to the board of directors has been approved in advance by directors representing a majority of the directors then in office who were directors at the beginning of the two-year period; or

•	any other corporate event affecting the company deemed to be a “change in control” by the compensation committee.
Under the stock option agreements, a change in control shall also have occurred if Invus, L.P. and its affiliates become the beneficial owner of securities representing 50% or more of the combined voting power of our outstanding voting securities other than as a result of the consummation of any of the transactions contemplated by our securities purchase agreement and stockholders’ agreement with Invus, L.P. The pro rata rights offering to our stockholders which we completed in December 2011 and which resulted in Invus and its affiliates becoming the beneficial owner of more than 50% of the outstanding shares of our common stock did not constitute a change in control under the stock option agreements as it was contemplated by our securities purchase agreement with Invus, L.P.
Restricted Stock Unit Agreements
Our restricted stock unit agreements with the individuals named in the summary compensation table provide that the interest of each named executive officer in the shares subject to the restricted stock unit shall become fully vested upon the termination of the named executive officer’s employment by us without cause or by the named executive officer for good reason, in either case following a change in control of our company, or as a result of the named executive officer’s death or disability. Under the restricted stock unit agreements, a “change in control” shall have occurred upon any of the following events:

•	any person other than Invus, L.P. and its affiliates becomes the beneficial owner of securities representing 35% or more of the combined voting power of our outstanding voting securities;

•
the consummation of a reorganization, merger, or consolidation pursuant to which our stockholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the surviving entity’s outstanding voting securities in substantially the same proportions as prior to such reorganization, merger or consolidation;

•	our liquidation or dissolution or the sale of all or substantially all of our assets;

•
following the election or removal of directors, a majority of the board of directors consists of individuals who were not members of the board of directors two years before such election or removal, unless the election of such individuals to the board of directors has been approved in advance by directors representing a majority of the directors then in office who were directors at the beginning of the two-year period; or

•	any other corporate event affecting the company deemed to be a “change in control” by the compensation committee.
Under the restricted stock unit agreements, a change in control shall also have occurred if Invus, L.P. and its affiliates become the beneficial owner of securities representing 50% or more of the combined voting power of our outstanding voting securities other than as a result of the consummation of any of the transactions contemplated by our securities purchase agreement and stockholders’ agreement with Invus, L.P. The pro rata rights offering to our stockholders which we completed in December 2011 and which resulted in Invus and its affiliates becoming the beneficial owner of more than 50% of the outstanding shares of our common stock did not constitute a change in control under the restricted stock unit agreements as it was contemplated by our securities purchase agreement with Invus, L.P.
Under the restricted stock unit agreements, “cause” means any of the following:

•	the individual having engaged in intentional misconduct causing our material violation of any state or federal laws;

•	the individual having engaged in a theft of corporate funds or corporate assets or in a material act of fraud upon us;

•	an act of personal dishonesty taken by the individual that was intended to result in personal enrichment of the individual at our expense;

•	the individual’s final conviction, or entry of any plea other than “not guilty,” in a court of competent jurisdiction of a felony; or

•	a breach by the individual of any contractual or fiduciary obligation to us, if such breach results in a material injury to us.
Under the restricted stock unit agreements, “good reason” means any of the following, without the individual’s prior written consent:

•	any material diminution in the individual’s base salary;

•	any material diminution in the individual’s authority, duties or responsibilities; or

•	any material breach by our company of any contractual obligation to the individual.
The following table reflects the amounts Mr. Coats, Mr. Wade, Dr. Lapuerta, Dr. Main and Dr. Tyle would have been entitled to receive if the foregoing termination or change-in-control events had occurred on December 31, 2016. The table does not take into account any taxes that may have been payable in connection with any of those payments:

Name	Aggregate Salary Continuation		Bonus	Other Compensation	Accelerated Portion of Stock Options (5)	Accelerated Portion of Restricted Stock Units (6)
Lonnel Coats	$605,000		$423,500	$—	$1,569,217	$913,707
Jeffrey L. Wade	$420,982	(1)	$84,196	$—	$811,927	$604,190
Pablo Lapuerta, M.D.	$388,999	(2)	$—	$—	$704,022	$535,263
Alan J. Main, Ph.D.	$375,800	(3)	$65,765	$—	$738,019	$551,374
Praveen Tyle, Ph.D.	$450,000	(4)	$—	$—	$159,000	$—

(1)
Reflects aggregate salary continuation payments due as a result of our termination of Mr. Wade’s employment without “cause” or Mr. Wade’s termination of his employment for “good reason.” If Mr. Wade’s employment had been terminated at the end of a renewal term through notice of non-renewal, the aggregate salary continuation payment for Mr. Wade would have been $210,491.

(2)
Reflects aggregate salary continuation payments due as a result of our termination of Dr. Lapuerta’s employment without “cause” in connection with a “change in control.” If Dr. Lapuerta’s employment had been terminated without “cause” other than in connection with a “change in control,” the aggregate salary continuation payment for Dr. Lapuerta would have been $194,500.

(3)
Reflects aggregate salary continuation payments due as a result of our termination of Dr. Main’s employment without “cause” or Dr. Main’s termination of his employment for “good reason.” If Dr. Main’s employment had been terminated at the end of a renewal term through notice of non-renewal, the aggregate salary continuation payment for Dr. Main would have been $187,900.

(4)
Reflects aggregate salary continuation payments due as a result of our termination of Dr. Tyle’s employment without “cause” in connection with a “change in control.” If Dr. Tyle’s employment had been terminated without “cause” other than in connection with a “change in control,” the aggregate salary continuation payment for Dr. Tyle would have been $225,000.

(5)
Based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2016 of $13.83 per share, less the exercise price payable with respect to the stock options for which vesting would have been accelerated.

(6)	Based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2016 of $13.83 per share.
Director Compensation in 2016
Each non-employee member of our board of directors currently receives the following cash compensation:

•	an annual retainer of $15,000 for service on the board of directors ($30,000 for service as non-executive chairman of the board of directors), prorated for any partial year of service;

•
an annual retainer of $2,500 for service on each committee of the board of directors of which he or she is a member ($5,000 for service as chairman of any such committee), prorated for any partial year of service;

•	a fee of $2,500 for each meeting of the board of directors that he or she attends in person ($500 for each telephonic meeting of the board of directors in which he or she participates); and

•
a fee of $1,000 for each committee meeting that he or she attends in person other than in connection with a meeting of the full board of directors ($500 for each telephonic committee meeting in which he or she participates).

Lonnel Coats, our president and chief executive officer, does not receive additional compensation for his service as a director. We make additional cash payments to Dr. Lefkowitz for his consulting services and to Dr. Nies for his consulting services as chairman of our medical advisory board.
Our Non-Employee Directors’ Equity Incentive Plan currently provides for the grant of stock options to our non-employee directors. All non-employee directors receive an initial option to purchase 4,285 shares of common stock, which vests with respect to 1/60th of such shares each month after grant for a period of five years after the date of grant. In addition, all non-employee directors who have served in such capacity for six months receive an annual stock option to purchase 2,857 shares of common stock, which vests with respect to 1/12th of such shares each month after grant for twelve months after the date of grant. In accordance with the process for determination of fair market value under the plan, the exercise price for each stock option is equal to the closing price of our common stock, as quoted on the Nasdaq Global Select Market, on the last trading day prior to the grant date.
Our Non-Employee Directors’ Equity Incentive Plan also currently provides for the grant of annual restricted stock awards to our non-employee directors. All non-employee directors who have served in such capacity for six months receive an annual restricted stock award of the number of shares of common stock having a fair market value on the date of grant of $20,000, rounded down to the nearest whole share number. All of the shares subject to restricted stock awards are fully vested on the date of grant, but are subject to certain restrictions on sale prohibiting any non-employee director from selling such shares while a member of our board of directors.

The following table presents summary information for the year ended December 31, 2016 regarding the compensation of the non-employee members of our board of directors.

Name	Fees Earned or Paid in Cash	Option Awards (1) (2) (3)	Restricted Stock Awards (1) (4)	All Other Compensation		Total
Raymond Debbane	$46,000	$30,716	$19,991	—		$96,707
Philippe J. Amouyal	$29,500	$30,716	$19,991	—		$80,207
Samuel L. Barker, Ph.D.	$35,000	$30,716	$19,991	—		$85,707
Robert J. Lefkowitz, M.D.	$26,500	$30,716	$19,991	$50,000	(5)	$127,207
Alan S. Nies, M.D.	$26,000	$30,716	$19,991	$115,000	(6)	$191,707
Frank P. Palantoni	$35,000	$30,716	$19,991	—		$85,707
Christopher J. Sobecki	$26,000	$30,716	$19,991	—		$76,707
Judith L. Swain, M.D.	$31,000	$30,716	$19,991	—		$81,707

(1)
Reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock options and restricted stock awards granted in 2016. See the information appearing under the heading entitled “Stock-Based Compensation” in footnote 2 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2016 for certain assumptions made in the valuation of such stock options and restricted stock awards.

(2)	The non-employee members of our board of directors held the following aggregate number of unexercised options as of such date:

Name	Number of Securities Underlying Unexercised Options
Raymond Debbane	24,282
Philippe J. Amouyal	24,282
Samuel L. Barker, Ph.D.	28,568
Robert J. Lefkowitz, M.D.	21,425
Alan S. Nies, M.D.	21,425
Frank P. Palantoni	21,425
Christopher J. Sobecki	24,282
Judith L. Swain, M.D.	24,282

(3)	The following table presents the fair value of each grant of stock options in 2016 to non-employee members of our board of directors, computed in accordance with FASB ASC Topic 718:

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Options
Raymond Debbane	4/29/2016	2,857	$13.96	$30,716
Philippe Amouyal	4/29/2016	2,857	$13.96	$30,716
Samuel L. Barker, Ph.D.	4/29/2016	2,857	$13.96	$30,716
Robert J. Lefkowitz, M.D.	4/29/2016	2,857	$13.96	$30,716
Alan S. Nies, M.D.	4/29/2016	2,857	$13.96	$30,716
Frank P. Palantoni	4/29/2016	2,857	$13.96	$30,716
Christopher J. Sobecki	4/29/2016	2,857	$13.96	$30,716
Judith L. Swain, M.D.	4/29/2016	2,857	$13.96	$30,716

(4)	The following table presents the fair value of each grant of restricted stock awards in 2016 to non-employee members of our board of directors, computed in accordance with FASB ASC Topic 718:

Name	Grant Date	Number of Restricted Stock Awards	Per Share Grant Date Fair Value	Grant Date Fair Value of Restricted Stock Awards
Raymond Debbane	4/29/2016	1,432	$13.96	$19,991
Philippe Amouyal	4/29/2016	1,432	$13.96	$19,991
Samuel L. Barker, Ph.D.	4/29/2016	1,432	$13.96	$19,991
Robert J. Lefkowitz, M.D.	4/29/2016	1,432	$13.96	$19,991
Alan S. Nies, M.D.	4/29/2016	1,432	$13.96	$19,991
Frank P. Palantoni	4/29/2016	1,432	$13.96	$19,991
Christopher J. Sobecki	4/29/2016	1,432	$13.96	$19,991
Judith L. Swain, M.D.	4/29/2016	1,432	$13.96	$19,991

(5)	Consists of amounts paid to Dr. Lefkowitz for his consulting services.

(6)	Consists of amounts paid to Dr. Nies for his consulting services as chairman of our medical advisory board.

Compensation Committee Report
The compensation committee of our board of directors has been established to oversee the compensation of our employees, including our chief executive officer and other officers. The compensation committee also has responsibility for the evaluation and approval of all compensation plans, policies and programs, including the issuance of stock options, restricted stock units and other awards under our Equity Incentive Plan.
In performing these functions, the compensation committee has reviewed and discussed with the management of our company the information set forth above under the heading “Executive and Director Compensation - Compensation Discussion and Analysis.” Based upon that review and discussion, the compensation committee has recommended to the board of directors that the information set forth above under the heading “Executive and Director Compensation - Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2016.
Compensation Committee
Frank P. Palantoni (chair)
Philippe J. Amouyal
Samuel L. Barker, Ph.D.
The foregoing compensation committee report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this compensation committee report by reference.
PROPOSALS OF STOCKHOLDERS
In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive the written proposal at our principal executive offices no later than November 17, 2017. Any such proposal must also comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for any stockholder proposal to be otherwise raised during next year’s annual meeting, we must receive written notice of the proposal, containing the information required by our bylaws, at our principal executive offices no later than November 17, 2017. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions for making stockholder proposals.
FINANCIAL INFORMATION
Our annual report to stockholders, including financial statements, accompanies this proxy statement but does not constitute a part of the proxy solicitation materials. You may obtain, without charge, a copy of our annual report on Form 10-K, including the financial statements and exhibits thereto, by written request to Corporate Communications, Lexicon Pharmaceuticals, Inc., 8800 Technology Forest Place, The Woodlands, Texas 77381.
By order of the board of directors,

/s/ Brian T. Crum

Brian T. Crum
Secretary

March 17, 2017
The Woodlands, Texas

Appendix A

LEXICON PHARMACEUTICALS, INC.
2017 EQUITY INCENTIVE PLAN
This Plan initially was established as the Lexicon Genetics Incorporated 1995 Stock Option Plan (the “1995 Stock Option Plan”), which was adopted by the Board and approved by the Company’s stockholders on September 13, 1995. The 1995 Stock Option Plan was subsequently amended and restated in its entirety and renamed the Lexicon Genetics Incorporated 2000 Equity Incentive Plan (the “2000 Equity Incentive Plan”), which was adopted by the Board on February 3, 2000 and approved by the Company’s stockholders on March 15, 2000 and May 19, 2004. The 2000 Equity Incentive Plan was subsequently amended and restated in its entirety and renamed the Equity Incentive Plan (the “Equity Incentive Plan”), which was adopted by the Board on February 27, 2009 and approved by the Company’s stockholders on April 23, 2009. The Equity Incentive Plan, as amended, is hereby amended and restated in its entirety and renamed the 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), effective as of its adoption by the Board on February 9, 2017, subject to approval by the Company’s stockholders. The terms of this Plan shall supersede the terms of the 1995 Stock Option Plan, the 2000 Equity Incentive Plan and the Equity Incentive Plan in their entirety; provided, however, that nothing herein shall operate or be construed as modifying the terms of an Incentive Stock Option granted under the 1995 Stock Option Plan, the 2000 Equity Incentive Plan or the Equity Incentive Plan in a manner that would treat the option as being a new grant for purpose of Section 424(h) of the Code.

1.	PURPOSES.
(a)ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.
(b)AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Bonus Awards, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Stock Appreciation Rights and (vii) Performance Stock Awards.
(c)GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.
(a)“AFFILIATE” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(b)“BOARD” means the Board of Directors of the Company.
(c)“CODE” means the Internal Revenue Code of 1986, as amended.
(d)“COMMITTEE” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).
(e)“COMMON STOCK” means the common stock, par value $.001 per share, of the Company.
(f)“COMPANY” means Lexicon Pharmaceuticals, Inc. a Delaware corporation.
(g)“CONSULTANT” means any person other than a Director or Employee who is engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.
(h)“CONTINUOUS SERVICE” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
(i)“COVERED EMPLOYEE” means an Employee who is designated by the Committee, at the time of grant of a Performance Stock Award, as likely to be a “covered employee” within the meaning of Section 162(m) of the Code for a specified fiscal year.
(j)“DIRECTOR” means a member of the Board of Directors of the Company.
(k)“DISABILITY” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
(l)“EMPLOYEE” means any person (which may include a Director) who is employed by the Company or an Affiliate.
(m)“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.
(n)“FAIR MARKET VALUE” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(ii)In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board in such manner as it deems appropriate and as is consistent with the requirements of Section 409A of the Code.
(o)“INCENTIVE STOCK OPTION” means an option to purchase Common Stock that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(p)“NON-EMPLOYEE DIRECTOR” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent for a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(q)“NONSTATUTORY STOCK OPTION” means an option to purchase Common Stock other than an Incentive Stock Option.
(r)“OFFICER” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(s)“OPTION” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to Section 6 of the Plan.
(t)“OPTION AGREEMENT” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(u)“OPTIONHOLDER” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(v)“OUTSIDE DIRECTOR” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(w)“PARTICIPANT” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(x)“PERFORMANCE STOCK AWARD” means a right to receive a Stock Award based upon performance criteria specified by the Committee.
(y)“PLAN” means this Lexicon Pharmaceuticals, Inc. 2017 Equity Incentive Plan.
(z)“RESTRICTED STOCK AWARD” means a right to purchase restricted Common Stock granted pursuant to Section 7(b) of the Plan.
(aa)“RESTRICTED STOCK UNIT AWARD” means a right to receive shares of Common Stock (or a cash payment equal to the Fair Market Value thereof) granted pursuant to Section 7(c) of the Plan.
(bb)    “RULE 16B-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b‑3, as in effect from time to time.
(cc)    “SECTION 162(M) STOCK AWARD” means a Performance Stock Award granted under Section 8 hereof to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
(dd)    “SECURITIES ACT” means the Securities Act of 1933, as amended.
(ee)    “STOCK APPRECIATION RIGHT” means a right to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time granted pursuant to Section 7(d) of the Plan, payable in shares of Common Stock or cash.
(ff)    “STOCK AWARD” means any right granted under the Plan, including an Option, a Stock Bonus Award, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right or a Performance Stock Award.
(gg)    “STOCK AWARD AGREEMENT” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(hh)    “STOCK BONUS AWARD” means an award of Common Stock granted pursuant to Section 7(a) of the Plan.
(ii)    “TEN PERCENT STOCKHOLDER” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.
(a)ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).
(b)POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(ii)To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or other agreement evidencing a Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)To amend the Plan or a Stock Award as provided in Section 13.
(iv)To terminate or suspend the Plan as provided in Section 14.
(v)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.
(c)DELEGATION TO COMMITTEE.
(i)GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
(ii)COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (A) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (B) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(d)EFFECT OF BOARD’S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.
(a)SHARE RESERVE. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate fifteen million (15,000,000) shares and the Common Stock that may be issued pursuant to Incentive Stock Options shall not exceed in the aggregate fifteen million (15,000,000) shares.
(b)REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, the shares of Common Stock not issued under such Stock Award or forfeited to or repurchased by the Company shall revert to and again become available for issuance under the Plan; provided, however, that shares subject to a Stock Award that are not delivered to a Participant because (i) such Participant’s right to purchase such shares subject to an Option are surrendered in payment of the exercise price for other shares subject to such Option in a “net exercise,” or (ii) such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right, or the issuance of shares under a Stock Bonus Award, Restricted Stock Award, Restricted Stock Unit Award or Performance Stock Award, the shares so surrendered or withheld shall not remain available for subsequent issuance under the Plan.
(c)SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.
(a)ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
(c)SECTION 162(m) LIMITATION. Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than five hundred thousand (500,000) shares during any calendar year.

6.	OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
(b)EXERCISE PRICE. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c)CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder, (3) by surrender of Optionholder’s right to purchase shares subject to an Option (valued, for such purposes, as the Fair Market Value of such surrendered shares on the date of exercise less the exercise price for such surrendered shares) in payment of the exercise price for other shares subject to such Option in a “net exercise” of such Option, or (4) in any other form of legal consideration that may be acceptable to the Board. At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.
(d)TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement; provided that, if the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(e)VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.
(f)TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(g)EXTENSION OF TERMINATION DATE. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
(h)DISABILITY OF OPTIONHOLDER. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement,) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
(i)DEATH OF OPTIONHOLDER. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7.	STOCK BONUS AWARD, RESTRICTED STOCK AWARD, RESTRICTED STOCK UNIT AWARD AND STOCK APPRECIATION RIGHT PROVISIONS.
(a)STOCK BONUS AWARDS. Each Stock Bonus Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Bonus Award agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award agreements need not be identical, but each Stock Bonus Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)CONSIDERATION. A Stock Bonus Award may be granted in consideration for past services actually rendered to the Company or an Affiliate for its benefit. Unless otherwise provided in the Stock Bonus Award agreement, no further consideration will be payable by Participant upon grant of the Stock Bonus Award. Any such consideration to be paid by the Participant may be paid in any form of legal consideration that may be acceptable to the Board in its discretion and permissible under applicable law.
(ii)VESTING. Shares of Common Stock awarded under the Stock Bonus Award agreement may, but need not, be subject to a share repurchase option or forfeiture restrictions in favor of the Company in accordance with a vesting schedule to be determined by the Board.
(iii)TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Bonus Award agreement.
(iv)TRANSFERABILITY. Rights to acquire shares of Common Stock under the Stock Bonus Award agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Bonus Award agreement remains subject to the terms of the Stock Bonus Award agreement.
(b)RESTRICTED STOCK AWARDS. Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Award agreement may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical, but each Restricted Stock Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)CONSIDERATION. Unless otherwise provided in the Restricted Stock Award agreement, no further consideration will be payable by Participant upon grant of the Restricted Stock Award. Any such consideration to be paid by the Participant may be paid in any form of legal consideration that may be acceptable to the Board in its discretion and permissible under applicable law.
(ii)VESTING. Shares of Common Stock acquired under the Restricted Stock Award agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
(iii)TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award agreement.
(iv)TRANSFERABILITY. Rights to acquire shares of Common Stock under the Restricted Stock Award agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Award agreement remains subject to the terms of the Restricted Stock Award agreement.
(c)RESTRICTED STOCK UNIT AWARDS. Each Restricted Stock Unit Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award agreements need not be identical, provided, however, that each Restricted Stock Unit Award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)CONSIDERATION. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
(ii)VESTING. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)PAYMENT. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award agreement.
(iv)DIVIDEND EQUIVALENTS. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award agreement to which they relate.
(v)TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. Except as otherwise provided in the applicable Restricted Stock Unit Award agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(vi)TRANSFERABILITY. Rights under the Restricted Stock Unit Award agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit Award agreement, as the Board shall determine in its discretion.
(d)STOCK APPRECIATION RIGHTS. Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Stock Appreciation Right agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right agreements need not be identical, but each Stock Appreciation Right agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)CALCULATION OF APPRECIATION. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right for such number of shares of Common Stock, provided that the strike price of a Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock equal to the number of shares of Common Stock equivalents subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.
(ii)VESTING. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
(iii)EXERCISE. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right agreement evidencing such Stock Appreciation Right.
(iv)PAYMENT. The appreciation distribution in respect to a Stock Appreciation Right may be paid in cash, shares of Common Stock, a combination of cash and shares of Common Stock or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right agreement evidencing such Stock Appreciation Right.
(v)TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right agreement (as applicable), the Stock Appreciation Right shall terminate.
(vi)TRANSFERABILITY. Rights under the Stock Appreciation Right agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Appreciation Right agreement, as the Board shall determine in its discretion.

8.	PERFORMANCE STOCK AWARDS.
(a)GENERAL. The Committee is authorized to designate any of the Stock Awards granted under the Plan as Performance Stock Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Stock Award, and may exercise its discretion to reduce or increase the number of shares issuable under any Performance Stock Award, except as limited under this Section 8 in the case of a Section 162(m) Stock Award. Performance conditions may differ for Performance Stock Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Stock Award shall be set by the Committee in its discretion, but shall not exceed ten years.
(b)SECTION 162(M) STOCK AWARDS. If the Committee determines that a Performance Stock Award granted to a Covered Employee is intended to qualify as a Section 162(m) Stock Award, the grant, exercise, vesting and/or settlement of such Performance Stock Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 8; provided, that nothing in this Section 8 or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Stock Awards to Covered Employees that are not intended to constitute Section 162(m) Stock Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Stock Award to qualify as such.
(i)PERFORMANCE GOALS GENERALLY. The performance goals for Section 162(m) Stock Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.
(ii)PERFORMANCE CRITERIA.
(A)BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Stock Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow from operations; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction or management; (21) market share; (22) operating income; (23) share price; (24) effective equipment utilization; (25) achievement of savings from business improvement projects; (26) capital projects deliverables; (27) human resources management targets, including medical cost reductions and time to hire; (28) satisfactory internal or external audits; (29) product sales; (30) clinical trial progress and results; (31) product regulatory filings and approvals; and (32) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The terms above are used as applied under generally accepted accounting principles, as applicable.
(B)EFFECT OF CERTAIN EVENTS. The Committee may, at the time the performance goals in respect of a Section 162(m) Stock Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any subsidiary; (k) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. In addition, Section 162(m) Stock Awards may be adjusted by the Committee in accordance with the provisions of this Section 8. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Stock Award would not cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
(iii)TIMING FOR ESTABLISHING PERFORMANCE GOALS. No later than ninety (90) days after the beginning of any performance period applicable to a Section 162(m) Stock Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish (i) the Covered Employees who will be granted Section 162(m) Stock Awards and (ii) the objective formula used to calculate the number of shares issuable, if any, under such Section 162(m) Stock Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected by the Committee from the list set forth in subsection 8(b)(ii)(A).
(iv)SECTION 162(M) STOCK AWARD POOL. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected from the list set forth in this Section 8 during the given performance period, as specified by the Committee for the purpose of granting Section 162(m) Stock Awards. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria.

(v) SETTLEMENT OR PAYOUT OF STOCK AWARDS; OTHER TERMS. Except as otherwise permitted under Section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Stock Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each business criteria established with respect to each Section 162(m) Stock Award and shall determine the number of shares, if any, issuable to each Participant with respect to each Section 162(m) Stock Award. The Committee may, in its discretion, reduce the number of shares otherwise to be issued in connection with a Section 162(m) Stock Award, but may not exercise discretion to increase any such amount issuable to a Covered Employee in respect of a Section 162(m) Stock Award.
(vi) WRITTEN DETERMINATIONS. With respect to each Section 162(m) Stock Award, all determinations by the Committee as to (A) the establishment of performance goals and performance period with respect to the selected business criteria, (B) the establishment of the objective formula used to calculate the number of shares issuable, if any, based on the level of achievement of such performance goals, and (C) the certification of the level of performance achieved during the performance period with regard to each business criteria selected, shall each be made in writing. Consistent with the terms of subsection 8(a), when taking any action with respect to Section 162(m) Stock Awards, the Committee shall be made up entirely of outside directors (within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder). Further, the Committee may not delegate any responsibility relating to a Section 162(m) Stock Award that would cause the Stock Award to fail to so qualify.
(vii) OPTIONS AND STOCK APPRECIATION RIGHTS. Notwithstanding the foregoing provisions of this Section 8, Options and Stock Appreciation Rights with an exercise price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Stock Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the business criteria listed above.
(viii) STATUS OF SECTION 162(M) STOCK AWARDS. The terms governing Section 162(m) Stock Awards shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Stock Award Agreements relating to Performance Stock Awards that are designated as Section 162(m) Stock Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
(ix) LIMITS ON STOCK AWARDS TO COVERED EMPLOYEES. In each calendar year during any part of which this Plan is in effect, a Covered Employee may not be granted Stock Awards intended to be Section 162(m) Stock Awards to the extent such Stock Award is based on more than 500,000 shares, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 12.

9.	COVENANTS OF THE COMPANY.
(a)AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
(b)SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.
Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	MISCELLANEOUS.
(a)ACCELERATION OF EXERCISABILITY AND VESTING. Subject to the limitations of Section 8, the Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(b)STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
(c)NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d)INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
(e)INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(f)WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

12.	ADJUSTMENTS UPON CHANGES IN STOCK.
(a)CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and the number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. For clarity, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
(b)DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c)ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation fails to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

13.	AMENDMENT OF THE PLAN AND STOCK AWARDS.
(a)AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.
(b)STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
(c)CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d)NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
(e)AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
(f)SUBSTITUTE AWARDS; NO REPRICING. Stock Awards may be granted in substitution or exchange for any other Stock Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an eligible person to receive payment from the Company or an Affiliate. Stock Awards may also be granted under the Plan in substitution for awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate (“Substitute Awards”). Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with applicable laws (including rules regarding nonqualified deferred compensation) and exchange rules. Except as provided in this Section 13(f) or in Section 12, without the approval of the stockholders of the Company, the terms of outstanding Stock Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or Stock Appreciation Right, (ii) grant a new Option, Stock Appreciation Right or other Stock Award in substitution for, or upon the cancellation of, any previously granted Option or Stock Appreciation Right that has the effect of reducing the exercise price or grant price thereof, (iii) exchange any Option or Stock Appreciation Right for Common Stock, cash or other consideration when the exercise price or grant price per share of Common Stock under such Option or Stock Appreciation Right exceeds the Fair Market Value of a share of Common Stock.

14.	TERMINATION OR SUSPENSION OF THE PLAN.
(a)PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.	EFFECTIVE DATE OF PLAN.
The Plan shall become effective upon its adoption by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	CHOICE OF LAW.
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Appendix B

LEXICON PHARMACEUTICALS, INC.
2017 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

This Plan initially was established as the 2000 Non-Employee Directors’ Stock Option Plan, effective as of April 12, 2000 (the “2000 Non-Employee Directors’ Stock Option Plan”) which was adopted by the Board on February 3, 2000 and approved by the Company’s stockholders on March 15, 2000. The 2000 Non-Employee Directors’ Stock Option Plan, as amended, was subsequently amended and restated in its entirety and renamed the Non-Employee Directors’ Stock Option Plan (the “Non-Employee Directors’ Stock Option Plan”), which was adopted by the Board on February 27, 2009 and approved by the Company’s stockholders on April 23, 2009. A subsequent amendment to the Non-Employee Directors’ Stock Option Plan pursuant to which it was renamed the Non-Employee Directors’ Equity Incentive Plan (the “Non-Employee Directors’ Equity Incentive Plan”) was adopted by the Board on February 16, 2012 and approved by the Company’s stockholders on April 26, 2012. The Non-Employee Directors’ Equity Incentive Plan, as amended, is hereby amended and restated in its entirety and renamed the 2017 Non-Employee Directors’ Equity Incentive Plan (the “2017 Non-Employee Directors’ Equity Incentive Plan”), effective as of its adoption by the Board on February 9, 2017, subject to approval by the Company’s stockholders. The terms of this Plan shall supersede the terms of the 2000 Non-Employee Directors’ Stock Option Plan and Non-Employee Directors’ Equity Incentive Plan in their entirety.

1.    PURPOSES.

(a)    ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.

(b)    AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Nonstatutory Stock Options, (ii) Restricted Stock Awards and (iii) Restricted Stock Unit Awards.

(c)    GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    DEFINITIONS.

(a)    “AFFILIATE” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)    “BOARD” means the Board of Directors of the Company.

(c)    “CODE” means the Internal Revenue Code of 1986, as amended.

(d)    “COMMON STOCK” means the common stock, par value $.001 per share, of the Company.

(e)    “COMPANY” means Lexicon Pharmaceuticals, Inc., a Delaware corporation.

(f)    “CONSULTANT” means any person other than a Director or Employee who is engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

(g)    “CONTINUOUS SERVICE” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(h)    “DIRECTOR” means a member of the Board of Directors of the Company.

(i)    “DISABILITY” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(j)    “EMPLOYEE” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(k)    “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

(l)    “FAIR MARKET VALUE” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

(m)    “NON-EMPLOYEE DIRECTOR” means a Director who is not an Employee.

(n)    “NONSTATUTORY STOCK OPTION” means an option to purchase Common Stock that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o)    “OPTION” means a Nonstatutory Stock Option to purchase Common Stock granted pursuant to Section 6 of the Plan.

(p)    “PARTICIPANT” means any Non-Employee Director to whom a Stock Award is granted pursuant to the Plan.

(q)    “PLAN” means this Lexicon Pharmaceuticals, Inc. 2017 Non-Employee Directors’ Equity Incentive Plan.

(r)    “RESTRICTED STOCK AWARD” means a right to receive restricted Common Stock granted pursuant to Section 7(a) of the Plan.

(s)    “RESTRICTED STOCK UNIT AWARD” means a right to receive shares of Common Stock (or a cash payment equal to the Fair Market Value thereof) granted pursuant to Section 7(b) of the Plan.

(t)    “RULE 16B-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(u)    “SECURITIES ACT” means the Securities Act of 1933, as amended.

(v)    “STOCK AWARD” means any right granted under the Plan, including an Option, a Restricted Stock Award or a Restricted Stock Unit Award.

(w)    “STOCK AWARD AGREEMENT” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.    ADMINISTRATION.

(a)    ADMINISTRATION BY BOARD. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b)    POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time which of the Non-Employee Directors shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a Non-Employee Director shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such Non-Employee Director.

(ii)    To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)    To amend the Plan or a Stock Award as provided in Section 12.

(iv)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)    EFFECT OF BOARD’S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    SHARES SUBJECT TO THE PLAN.

(a)    SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six hundred thousand (600,000) shares of Common Stock.

(b)    ANNUAL LIMIT ON STOCK AWARDS. No Participant shall be eligible to be granted Stock Awards with an aggregate grant date fair value (computed in accordance with the Company’s financial reporting policies) of more than $500,000 during any calendar year, taken together with any cash fees paid to such Participant in compensation for such Participant’s service on the Board during such calendar year.

(c)    REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without the shares of Common Stock issuable thereunder being issued in full, the shares of Common Stock not issued under such Stock Award shall revert to and again become available for issuance under the Plan. For clarity, shares subject to a Stock Award that are not delivered to a Participant because (i) such Participant’s right to purchase such shares subject to an Option are surrendered in payment of the exercise price for other shares subject to such Option in a “net exercise,” or (ii) such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, or the issuance of shares under a Restricted Stock Award or Restricted Stock Unit Award, the shares so surrendered or withheld shall not remain available for subsequent issuance under the Plan.

(d)    SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    ELIGIBILITY.

Stock Awards may be granted under the Plan to all Non-Employee Directors.

6.    OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)    TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    EXERCISE PRICE. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    CONSIDERATION. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock, or (iii) surrender of Participant’s right to purchase shares subject to such Option (valued, for such purposes, as the Fair Market Value of such surrendered shares on the date of exercise less the exercise price for such surrendered shares) in payment of the exercise price for other shares subject to such Option in a “net exercise” of such Option.

(d)    TRANSFERABILITY. An Option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) by gift, in a form accepted by the Company, to a member of the “immediate family” of the Participant as that term is defined in 17 C.F.R. 240.16a-1(e). In addition, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e)    VESTING. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.

(f)    TERMINATION OF CONTINUOUS SERVICE. In the event an Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date six (6) months following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Stock Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Stock Award Agreement, the Option shall terminate.

(g)    EXTENSION OF TERMINATION DATE. If the exercise of the Option following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h)    DISABILITY OF PARTICIPANT. In the event an Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Stock Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i)    DEATH OF PARTICIPANT. In the event (i) an Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the three-month period after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death or (B) the expiration of the term of such Option as set forth in the Stock Award Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)    RESTRICTED STOCK AWARDS. Each Restricted Stock Award shall be in such form and shall contain such terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. The provisions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Restricted Stock Award or otherwise) the substance of each of the following provisions:

(i)    CONSIDERATION. Except as otherwise determined by the Board, no further consideration will be payable by the Participant upon grant of the Restricted Stock Award or delivery of each share of Common Stock subject to the Restricted Stock Award. Any such consideration to be paid by the Participant may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)    VESTING. At the time of the grant of a Restricted Stock Award, the Board may, but need not, determine that Shares of Common Stock acquired under a Restricted Stock Award shall be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board in its sole discretion.

(iii)    TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award.

(iv)    TRANSFERABILITY. Rights under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as the Board shall determine in its sole discretion.

(b)    RESTRICTED STOCK UNIT AWARDS. Each Restricted Stock Unit Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Restricted Stock Unit Awards need not be identical, but each Restricted Stock Unit Award shall include (through incorporation of provisions hereof by reference in the Restricted Stock Unit Award or otherwise) the substance of each of the following provisions:

(i)    CONSIDERATION. Except as otherwise determined by the Board, no further consideration will be payable by the Participant upon grant of the Restricted Stock Unit Award or delivery of each share of Common Stock subject to the Restricted Stock Unit Award. Any such consideration to be paid by the Participant may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)    VESTING. At the time of the grant of a Restricted Stock Unit Award, the Board may, but need not, impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as determined by the Board in its sole discretion.

(iii)    PAYMENT. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board in its sole discretion.

(iv)    DIVIDEND EQUIVALENTS. Except as otherwise determined by the Board, dividend equivalents shall not be credited in respect of shares of Common Stock subject to a Restricted Stock Unit Award. If any such dividend equivalents are so credited, such dividend equivalents may be converted into additional shares of Common Stock subject to the Restricted Stock Unit Award in such manner as determined by the Board in its sole discretion. Any additional shares of Common Stock subject to the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award to which they relate.

(v)    TERMINATION OF PARTICIPANT’S CONTINUOUS SERVICE. Except as otherwise determined by the Board, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vi)    TRANSFERABILITY. Rights under the Restricted Stock Unit Award shall be transferable by the Participant only upon such terms and conditions as the Board shall determine in its sole discretion.

8.    COVENANTS OF THE COMPANY.

(a)    AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)    SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, grant or vesting of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise or grant of such Stock Awards unless and until such authority is obtained.

9.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to any Stock Award shall constitute general funds of the Company.

10.     MISCELLANEOUS.

(a)    STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for the acquisition of shares of Common Stock underlying the Stock Award pursuant to its terms.

(b)    NO SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c)    INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(d)    WITHHOLDING OBLIGATIONS. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.    ADJUSTMENTS UPON CHANGES IN STOCK.

(a)    CAPITALIZATION ADJUSTMENTS. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and number of securities subject to the Plan pursuant to Section 4(a) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. For clarity, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b)    DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c)    ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER.

(i)    In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c) for those outstanding under the Plan).

(ii)    In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then the vesting of such Stock Awards shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event.

(iii)    In the event any surviving corporation or acquiring corporation assumes such Stock Awards or substitutes similar stock awards for those outstanding under the Plan but the Participant is not elected or appointed to the board of directors of the surviving corporation or acquiring corporation at the first meeting of such board of directors after such change in control event, then the vesting of such Stock Awards shall be accelerated by eighteen (18) months on the day after the first meeting of the board of directors of the surviving corporation or acquiring corporation.

(iv)    In the event any surviving corporation or acquiring corporation assumes such Stock Awards or substitutes similar stock awards for those outstanding under the Plan and the Participant is elected or appointed to the board of directors of the surviving corporation or acquiring corporation at the first meeting of such board of directors after such change in control event, then the vesting of such Stock Awards shall not be accelerated.

12.    AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)    AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or other securities exchange listing requirements.

(b)    STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c)    NO IMPAIRMENT OF RIGHTS. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d)    AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)    SUBSTITUTE AWARDS; NO REPRICING. Stock Awards may be granted in substitution or exchange for any other Stock Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an eligible person to receive payment from the Company or an Affiliate. Stock Awards may also be granted under the Plan in substitution for awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate (“Substitute Awards”). Such Substitute Awards referred to in the immediately preceding sentence that are Options may have an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with applicable laws (including rules regarding nonqualified deferred compensation) and exchange rules. Except as provided in this Section 12(e) or in Section 11, without the approval of the stockholders of the Company, the terms of outstanding Stock Awards may not be amended to (i) reduce the exercise price of an outstanding Option, (ii) grant a new Option or other Stock Award in substitution for, or upon the cancellation of, any previously granted Option that has the effect of reducing the exercise price thereof, (iii) exchange any Option for Common Stock, cash or other consideration when the exercise price or grant price per share of Common Stock under such Option exceeds the Fair Market Value of a share of Common Stock.

13.    TERMINATION OR SUSPENSION OF THE PLAN.

(a)    PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.    EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Option shall be exercised and no Restricted Stock Award or Restricted Stock Unit Award shall be granted unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.    CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
LEXICON PHARMACEUTICALS, INC. 8800 TECHNOLOGY FOREST PLACE THE WOODLANDS, TX 77381
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below
			☐	☐	☐
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
Nominees
01	Samuel L. Barker, Ph.D.	02 Christopher J. Sobecki	03 Judith L. Swain, M.D.

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.							For	Against	Abstain
2.	Approve the Company's 2017 Equity Incentive Plan, amending and restating the Company's existing Equity Incentive Plan						☐	☐	☐
							For	Against	Abstain
3.	Approve the Company's 2017 Non-Employee Directors' Equity Incentive Plan, amending and restating the Company's existing Non-Employee Directors' Equity Incentive Plan						☐	☐	☐
							For	Against	Abstain
4.	Advisory vote to approve the compensation paid to the Company's named executive officers						☐	☐	☐
The Board of Directors recommends you vote ONE YEAR on the following proposal.
						1 year	2 years	3 years	Abstain
5.	Advisory vote to determine the frequency of future advisory votes on the compensation paid to the Company's named executive officers					☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal.
							For	Against	Abstain
6.	Ratification and approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2017						☐	☐	☐

Note: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders much sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature (PLEASE SIGN WITHIN BOX)			Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

Lexicon Pharmaceuticals, Inc. Annual Meeting of Stockholders April 27, 2017 This Proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lonnel Coats and Jeffrey L. Wade, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Lexicon Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. CDT, on April 27, 2017 at the offices of the company, 8800 Technology Forest Place, The Woodlands, Texas, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR A FREQUENCY OF ONE YEAR FOR FUTURE ADVISORY VOTES ON COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS AND FOR EACH OTHER PROPOSAL.

Continued and to be signed on reverse side